WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  in Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Brian S. Rosen, Esq. (BR 0571)


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - -X

         In re                     :
                                            Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C. :
and 1290 ASSOCIATES, L.L.C.,
                                   :        96 B 42177 (JLG)
                  Debtors.                  96 B 42178 (JLG)
- - - - - - - - - - - - - - - - - -X        (Jointly Administered)


                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
                      OF 237 PARK AVENUE ASSOCIATES, L.L.C.
                           AND 1290 ASSOCIATES, L.L.C.


                  237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C. hereby propose the following joint plan of reorganization pursuant to sections 1121(a) and (c) of title 11 of the United
States Code.

334901.29

                                    ARTICLE I
                                   DEFINITIONS

                  As used in the Plan, each of the following terms shall have the respective meaning specified below and such meaning shall be equally applicable to the singular and plural forms of the terms defined. All of the definitions and provisions contained in this Article I are and shall be regarded as integral, substantive and operative provisions of the Plan.
                  1.1 2 Broadway L.P.:  2 Broadway Associates, L.P., a
Delaware limited partnership.
                  1.2 2 Broadway Plan: The Plan of Reorganization of 2 Broadway Associates, L.P., dated June 20, 1995, in Case No. 95 B 42724 (JLG), and confirmed by order of the Bankruptcy Court, dated August 28, 1995.
                  1.3 2 Broadway Tax Certiorari Proceeds: The Net Tax Proceeds remaining after payment of Allowed Tenant Reimbursement Claims, both as defined in the 2 Broadway Plan, pursuant to the 2 Broadway Plan.
                  1.4 2 Broadway Utility Tax Reserve: The reserve established pursuant to Section 9.7 of the 2 Broadway Plan for the payment of Priority Utility Tax Claims, as defined in the 2 Broadway Plan.
                  1.5 237 Assumption and Security Agreement: The Debt Assumption, Release and Security Agreement, dated as of the Effective Date, by and among the Debtors, Building Corp.,

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Equityco and the Indenture Trustee, substantially in the form contained in the
Plan Supplement.
                  1.6 237 Corp.: 237 GP Corp., a Delaware corporation and a wholly-owned subsidiary of the REIT.
                  1.7 237 Excess Amount: A portion of the Excess Amount equal to Sixty Million Dollars ($60,000,000).
                  1.8 237 L.L.C.: 237 Park Avenue Associates, L.L.C., a New York limited liability company, formerly 237 Park Avenue Associates, a New York general partnership.
                  1.9 237 Operating Agreement Modification: The Modification of Operating Agreement of 237 L.L.C., dated as of the Effective Date, by and among the JMB LP, Equityco and Building Corp., substantially in the form contained in the Plan Supplement.
                  1.10 237 Park Partners, L.P.: 237 Park Partners, L.P., a Delaware limited partnership.
                  1.11 237 Property: The real property and improvements commonly referred to as 237 Park Avenue, New York, New York.
                  1.12 1290 Assumption and Security Agreement: The Debt Assumption, Release and Security Agreement, dated as of the Effective Date, by and among the Upper Tier Limited Partnership, Building Corp., Equityco and the Indenture Trustee, substantially in the form contained in the Plan Supplement.
                  1.13 1290 Corp.: 1290 GP Corp., a Delaware corporation and a wholly-owned subsidiary of the REIT.

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



                  1.14 1290 Excess Amount: The difference between the Excess Amount and the 237 Excess Amount.
                  1.15 1290 Ground Lease: That certain Lease, dated February 25, 1959, between Martha F. Keeping, as landlord, and 91078 Corporation, as tenant, recorded in the Office of the Register of The City of New York, New York County in Liber 5068, cp. 489, as modified and amended by certain agreements recorded in the Office of the Register of the City of New York, New York County in Liber 5122, cp. 139 and Liber 5122, cp. 584 and by certain unrecorded Lease Extension Agreements, dated February 25, 1994, January 1, 1995, August 31, 1995, January 31, 1996 and March 14, 1996, and as to which the interests of landlord and tenant were assigned (following mesne assignments) to 1290 L.L.C.
                  1.16 1290 L.L.C.: 1290 Associates, L.L.C., a New York limited liability company, formerly 1290 Associates, a New York general partnership.
                  1.17 1290 Partners, L.P.: 1290 Partners, L.P., a Delaware limited partnership.
                  1.18 1290 Property: The real property and improvements commonly referred to as 1290 Avenue of the Americas, New York, New York.
                  1.19 Administrative Claims Bar Date: 4:00 p.m., New York City time, on the ninetieth (90th) day following the Effective Date.
                  1.20 Administrative Expense Claim: Any claim constituting a cost or expense of administration of the

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Reorganization Cases asserted under section 503(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estates of the Debtors, (b) any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses or for the acquisition or lease of property or the rendition of services, (d) any costs and expenses of the Debtors in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, and the prosecution or defense of claims by or against the Debtors, (e) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, whether arising before or after the Effective Date and (f) any fees or charges assessed against the estate of either Debtor under section 1930, chapter 123, title 28, United States Code.
                  1.21 Affiliate: With reference to any Entity, any other Entity that, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control with" such Entity.
                  1.22 Affiliate Unsecured Claim: Any Unsecured Claim against either of the Debtors held by an O&Y Affiliate, other

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



than a Qualifying Affiliate Unsecured Claim and a Tenant Reimbursement Claim.
                  1.23 Allowed: With reference to any Claim or Equity Interest,
(i) any Claim against or Equity Interest in either Debtor allowed hereunder,
(ii) any Claim against or Equity Interest in either Debtor, proof of which was filed on or before the date designated by the Bankruptcy Court in accordance with Rule 3003(c)(3) of the Bankruptcy Rules as the last date for filing proofs of claim against the Debtors or such other date as has been authorized by an order of the Bankruptcy Court, or (iii) if no proof of claim was so filed, any Claim against or Equity Interest in either Debtor which has been listed by such Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Rule 1009 of the Bankruptcy Rules, as liquidated in amount and not disputed or contingent; provided, however, that with respect to the preceding clauses (ii) and (iii) no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or as to which an objection has been interposed, to the extent such Claim or Equity Interest has been allowed, in whole or in part, by a Final Order. For purposes of determining the amount of an "Allowed Claim", there shall be deducted therefrom an amount equal to the amount of any claim which a Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to section 553 of the Bankruptcy Code.

                                       -6-
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



                  1.24 Asset Management Agreement: An agreement between the REIT and the Asset Manager, executed on or before the Effective Date, upon Noteholder Consent, providing for the general oversight of the assets of the REIT from and after the Effective Date and otherwise on terms no less favorable to the REIT than those set forth in the Disclosure Statement.
                  1.25 Asset Manager: VCG.
                  1.26 Assignment of the Remaining 2 Broadway Assets: The Assignment of Remaining 2 Broadway Assets, dated as of the Effective Date, by and among 1290 L.L.C., 2 Broadway L.P., 2 Broadway Associates and 2 Broadway Land Company, substantially in the form contained in the Plan Supplement.
                  1.27 Ballot: The form or forms distributed to each holder of an impaired Claim or Equity Interest on which is to be indicated acceptance or rejection of the Plan and, to the extent applicable, the election of distributions and the subscription of additional shares of REIT Stock contained in Article XII hereof.
                  1.28 Ballot Agent: The Entity designated by the Debtors and approved by the Bankruptcy Court to, among other things, receive and tabulate acceptances and rejections of the Plan and the election of distributions and the subscriptions of additional shares of REIT Stock hereunder.
                  1.29 Ballot Date: The date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Plan and, to the extent applicable, the election of distributions and the subscription for additional shares of REIT Stock

                                       -7-
334901.29
contained in Article XII hereof, must be received by the Ballot Agent.
                  1.30 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as codified under title 11 of the United States Code and as in effect on the Confirmation Date.
                  1.31 Bankruptcy Court: The United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Reorganization Cases.
                  1.32 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure as in effect on the Confirmation Date.
                  1.33 Bar Date: May 15, 1996, the date established by the Bankruptcy Court as the last date for filing proofs of claim, other than proofs of claim with respect to Administrative Expense Claims, in the Reorganization Cases.
                  1.34 Building Corp.: O&Y NY Building Corp., a Delaware corporation.
                  1.35 Business Day: Any day other than (i) a Saturday, (ii) a Sunday, (iii) any other day on which banking institutions in New York, New York are required or authorized to be closed by law or executive order or (iv) Rosh Hashanah (first day), Yom Kippur and the Friday after Thanksgiving.
                  1.36 Cash: Legal tender of the United States of America.
                  1.37 Cash Collateral Stipulation: That certain Stipulation and Order Pursuant to Sections 361 and 363 of the Bankruptcy Code and Fed. R. Bankr. P. 2002 and 4001 Authorizing

                                       -8-
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



Debtors to Use Cash Collateral, dated April 25, 1996, by and among the Indenture Trustee, the Debtors and O&Y Management Corp., as amended or modified.
                  1.38 Cash Management Agreement: That certain Cash Management Agreement, dated June 20, 1995, by and among 1290 Associates, 237 Park Avenue Associates, NationsBank of Tennessee, N.A., as Indenture Trustee, and O&Y Management Corp., together with that certain letter agreement, dated September 18, 1995, by and among 1290 Associates, 237 Park Avenue Associates and NationsBank of Tennessee, N.A., as Indenture Trustee, as each of the foregoing has been amended to date.
                  1.39 Causes of Action: Any and all actions, liabilities, obligations, rights, suits, debts, sums, of money, damages, judgments, claims and demands whatsoever, whether known or unknown, in law, equity or otherwise.
                  1.40 CIBC:  The Canadian Imperial Bank of Commerce.
                  1.41 CIBC Settlement: An agreement, to be entered into upon Noteholder Consent, providing for a settlement by and among 237 L.L.C., CIBC and Devco of all claims relating to or arising out of CIBC's lease of space at the 237 Property, including payment by CIBC to 237 L.L.C. of Four Million Five Hundred Thousand Dollars ($4,500,000).
                  1.42 Citibank Release: A release of the lien on and any claim to the JMB Notes to be executed and delivered by Citibank, N.A., on or prior to the Effective Date, such release

                                       -9-
334901.29
in form and substance satisfactory to the Indenture Trustee in the exercise of its reasonable discretion.
                  1.43 Claim: Any right to payment from either Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from either Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
                  1.44 Claims Reserve: One or more segregated accounts in which Closing Cash shall be held for distribution in accordance with
Section 16.3 hereof.
                  1.45 Class: A category of holders of Claims or Equity Interests as set forth in Article III of the Plan.
                  1.46 Closing Cash: The amount of Cash to be determined by the Debtors, with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld or delayed, to be the amount necessary to pay all Claims and fund all reserves required to be funded on the Effective Date pursuant to the Plan.
                  1.47 Collateral: Any property or interest in property of the estate of either Debtor subject to an unavoidable Lien to secure the payment or performance of a Claim.

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                  1.48 Confirmation Date:  The date upon which the Clerk
of the Bankruptcy Court enters the Confirmation Order.
                  1.49 Confirmation Hearing: The hearing held by the Bankruptcy Court to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
                  1.50 Confirmation Order: The order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code and Section 18.1 hereof.
                  1.51 Contributed Debt: An undivided Three Hundred Million Dollars ($300,000,000) in outstanding principal amount of Existing Notes, or, if the Conventional Financing Alternative is consummated in an amount in excess of Four Hundred Million Dollars ($400,000,000), an undivided outstanding amount of Existing Notes equal to Three Hundred Million Dollars ($300,000,000) minus such excess, in either case (a) to be contributed by the Indenture Trustee, on behalf of the Noteholders, to the REIT pursuant to the Noteholders Contribution and Participation Agreement, (b) to be contributed by the REIT to the Lower Tier Limited Partnership and (c) to be contributed by the Lower Tier Limited Partnership to the Property Owning Partnerships and allocated between 237 Park Partners, L.P. and 1290 Partners, L.P. as set forth in the Debt Contribution Agreement.
                  1.52 Conventional Financing Alternative: The mortgage loan financing which may be consummated by the Property Owning

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



Partnerships pursuant to Section 13.2 hereof, the net proceeds of which would be distributed in lieu of New Notes.
                  1.53 Conventional Financing Cash Distribution: A distribution of Cash in accordance with Section 13.2 hereof, which distribution shall be in an amount equal to the net proceeds from the consummation of the Conventional Financing Alternative available for distribution after payment of all commitment or financing fees, legal fees, customary closing costs, recording fees and similar charges but in no event greater than Four Hundred Million Dollars ($400,000,000).
                  1.54 Conveyancing Documents: The documents, substantially in the forms contained in the Plan Supplement or as Exhibits to the Property Contribution Agreements, each dated as of the Effective Date, providing for the transfer and assignment of the Properties and certain other property of the Debtors to the Property Owning Partnerships or the REIT, as the case may be, and certain agreements related thereto.
                  1.55 Creditors' Committee: Any statutory unsecured creditors' Committee which may be appointed by the Bankruptcy Court and the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.
                  1.56 Debt Contribution Agreement: The Debt Contribution Agreement, dated as of the Effective Date, by and among the REIT, the Lower Tier Limited Partnership and the Property Owning Partnerships, substantially in the form contained in the Plan Supplement.

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                  1.57 Debtors: 237 L.L.C. and 1290 L.L.C., the debtors in the
Reorganization Cases.
                  1.58 Debtors in Possession: The Debtors in their capacity as debtors in possession under sections 1107(a) and 1108 of the Bankruptcy Code.
                  1.59  Devco:  O&Y (U.S.) Development Company, L.P., a
Delaware limited partnership.
                  1.60 Disbursing Agent: The Indenture Trustee and/or such other Entity as may be designated by the Property Owning Partnerships, serving in the capacity of disbursing agent. References in the Plan or any Plan Document to the Indenture Trustee in its capacity as, or in discharging the functions of, the Disbursing Agent shall be construed as references to the Indenture Trustee or such other Entity as may be acting in the capacity of disbursing agent in such context.
                  1.61 Disclosure Statement: The disclosure statement related to the Plan, dated as of the date hereof, including the exhibits thereto, as the same may be amended, modified or supplemented from time to time and approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.
                  1.62 Disputed Claim: A Claim against either of the Debtors which has not been Allowed hereunder, to the extent that the allowance of such Claim is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules or is otherwise disputed in accordance with applicable law, which objection, request for

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



estimation or dispute has not been withdrawn or determined by Final Order; provided, however, that, for purposes of determining the aggregate amount of Disputed Claims against the Debtors' chapter 11 estates, "Disputed Claims" shall mean the lesser of (a) Disputed Claims as filed with the Bankruptcy Court, or
(b) Disputed Claims as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; and provided, further, that, in the event that the Bankruptcy Court shall estimate a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, such estimation shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim.
                  1.63 Distributable Cash: All Cash owned by (i) the Debtors on the Effective Date, including, without limitation, amounts held by the Indenture Trustee pursuant to the Indenture, the Cash Management Agreement or the Cash Collateral Stipulation, net of Closing Cash and (ii) the Limited Partner Entities from and after the Effective Date (other than partnership distributions from the respective Property Owning Partnerships).
                  1.64 Distributees: The holders of Senior Claims and the Morgan Loan Lenders.
                  1.65 Effective Date: The later to occur of (a) the first Business Day which is no less than eleven (11) days (calculated under Rule 9006 of the Bankruptcy Rules) after the Confirmation Date, or (b) such other date as is fixed from time to time by the Debtors, upon Noteholder Consent, by filing a notice thereof with the Bankruptcy Court, but in no event shall

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



the Effective Date occur earlier than the date on which each of the conditions precedent to the occurrence of the Effective Date contained in Section 18.2 hereof has been satisfied or waived in accordance with Section 18.3 hereof.
                  1.66 Election Amount:  The Nine Hundred Two Million
Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492) of aggregate unpaid principal in respect of the Existing Notes.
                  1.67 Entity: An individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.
                  1.68 Equityco: O&Y Equity Company L.P., a Delaware limited partnership.
                  1.69 Equity Election Ratio:  The fraction set forth in
Section 12.4(a)(ii) hereof.
                  1.70 Equity Interest: Any equity interest in either of the Debtors or any interest or a right to convert into an interest or acquire any equity interest which was in existence immediately prior to the Petition Date.
                  1.71 Excess Amount: The excess of (i) the full amount in the aggregate of all principal, interest, fees and charges due and owing as of the Petition Date under the Indenture, the Existing Notes and all documents and instruments related thereto, over (ii) Seven Hundred Million Dollars ($700,000,000).

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                  1.72 Excess Amount Release: The Release of Assumed Debt and
Termination of Security Agreement, dated as of the Effective Date, by the Indenture Trustee in favor of Building Corp. and Equityco, substantially in the form contained in the Plan Supplement; provided, however, that such agreement shall not in any way impair the right of the Indenture Trustee to receive payment in full for its fees and charges as Administrative Expense Claims under the Plan.
                  1.73 Exchange Act:  The Securities Exchange Act of
1934, as amended.
                  1.74 Existing Notes: The notes in the aggregate original principal amount of Nine Hundred Seventy Million Dollars ($970,000,000) issued under the Indenture, the outstanding principal amount of which, as of the Petition Date, was approximately Nine Hundred Two Million Six Hundred Three Thousand Four Hundred Ninety Two Dollars ($902,603,492).
                  1.75 Final Order: An order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time

                                      -16-
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



to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.
                  1.76 General Unsecured Claim: An Unsecured Claim (including any Qualifying Affiliate Unsecured Claim), other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, an Insured Claim, a Tenant Reimbursement Claim or an Affiliate Unsecured Claim.
                  1.77 GP Corps: 237 Corp. and 1290 Corp., collectively.
                  1.78 GP Corp. Documents: The certificates of incorporation and by-laws of the GP Corps, substantially in the forms contained in the Plan Supplement.
                  1.79 GP Interest: A ninety five percent (95%) interest, as a general partner, in the Lower Tier Limited Partnership.
                  1.80 Indemnification Agreement: The Indemnification Agreement, dated as of the Effective Date, by and among the REIT and its initial officers and directors, substantially in the form contained in the Plan Supplement.
                  1.81 Indenture: That certain Mortgage Spreader and Consolidation Agreement and Trust Indenture, dated as of

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



March 20, 1984, by and among O&Y Equity Corp., OYHC, FAME Associates, Olympia & York 2 Broadway Land Company, Olympia & York 2 Broadway Company and Manufacturers Hanover Trust Company, as Trustee, as supplemented by that certain
(i) Supplemental Indenture No. 1, dated as of March 20, 1984, (ii) Supplemental Indenture No. 2, dated as of December 30, 1986, (iii) Supplemental Indenture No. 3, dated as of March 30, 1988, (iv) Instrument of Resignation, Appointment and Acceptance, dated as of October 28, 1992, by and among 2 Broadway Associates, 2 Broadway Land Company, 237 Park Avenue Associates, 1290 Associates, NationsBank of Tennessee, N.A., and Manufacturers Hanover Trust Company, (v) Supplemental Indenture No. 4, dated as of August 17, 1995, (vi) Supplemental Indenture No. 5, dated as of September 18, 1995, and (vii) Instrument of Resignation, Appointment and Acceptance, dated as of March 29, 1996, by and among the Debtors, NationsBank of Tennessee, N.A., and the Indenture Trustee, as the same may be further supplemented from time to time in accordance with the terms thereof prior to the Effective Date.
                  1.82 Indenture Trustee: Bankers Trust Company, in its capacity as successor indenture trustee under the Indenture, or any successor indenture trustee to Bankers Trust Company, appointed in accordance with the terms of the Indenture.
                  1.83 Initial Upper Tier LP Documents: The agreement of limited partnership and certificate of limited partnership for

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



the Upper Tier Limited Partnership, substantially in the forms contained in the Plan Supplement.
                  1.84 Insured Claim: Any Claim based on the alleged tort liability of either Debtor arising out of or in connection with events allegedly causing personal injury or property damage, which events are alleged to have occurred at or on either Property prior to the Effective Date, to the extent that such Claim is covered by an insurance policy or policies for, covering or issued to or on behalf of either Debtor.
                  1.85 JMB: JMB/NYC Office Building Associates, an Illinois general partnership.
                  1.86 JMB Collateral: A marketable security, acceptable upon Noteholder Consent, having a market value as of January 2, 2001 of Ten Million Dollars ($10,000,000), guaranteed by the full faith and credit of the United States of America, and to be held by the REIT to secure the obligations of JMB LP under the Lower Tier Limited Partner Documents.
                  1.87 JMB Indemnitors:  JMB/Manhattan Associates, Ltd.,
Carlyle Real Estate Limited Partnership-XIII and Carlyle Real Estate Limited Partnership-XIV, the constituent partners of JMB LP.
                  1.88 JMB Indemnity: The Indemnification Agreement to be executed by the JMB Indemnitors, dated as of the Effective Date, substantially in the form contained in the Plan Supplement.
                  1.89 JMB Equity Interest:  Any Equity Interest held by
JMB LP or any of its Affiliates.

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                  1.90 JMB LP: JMB/NYC Office Building Associates, L.P., an
Illinois limited partnership.
                  1.91 JMB Note Assignment: The Assignment of Promissory Notes and Security Agreements, dated as of the Effective Date, substantially in the form contained in the Plan Supplement.
                  1.92 JMB Notes: The (i) Promissory Note, dated July 27, 1984, reissued July 25, 1985, made by JMB to O&Y DFC in the original principal amount of $9,758,363 and the Security Agreement, dated July 27, 1984, between JMB and OYHC, as assigned by O&Y DFC to O&Y MFC pursuant to that certain Assignment and Assumption Agreement, dated September 28, 1987; (ii) Promissory Note, dated August 14, 1984, reissued July 25, 1985, made by JMB to O&Y DFC in the original principal amount of $4,514,229 and the Security Agreement, dated August 14, 1984, between JMB and OYHC, as assigned by O&Y DFC to O&Y MFC pursuant to that certain Assignment and Assumption Agreement, dated September 28, 1987; and (iii) Amended, Restated and Consolidated Promissory Note, dated May 31, 1995, between JMB LP and O&Y MFC in the original principal amount of $78,605,779 and the Amended, Restated and Consolidated Security Agreement, dated May 31, 1995, between JMB LP and O&Y MFC.
                  1.93 JMB Note Participation Agreement: The Participation Agreement, substantially in the form contained in the Plan Supplement, dated as of the Effective Date, between the REIT or its designee and an Affiliate of JMB LP or another Entity

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



upon Noteholder Consent, which, in this instance, will not be unreasonably withheld or delayed.
                  1.94 JMB Note Restatement Documents: The Second Amended, Restated and Consolidated Promissory Note and the Second Amended, Restated and Consolidated Security Agreement, each dated as of the Effective Date, substantially in the form contained in the Plan Supplement.
                  1.95 Liabilities: Any and all costs, expenses, actions, causes of action, suits, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, liquidated or unliquidated, matured or not matured, contingent or direct, whether arising at common law, in equity, or under any statute, based in whole or in part upon any act or omission or other occurrence taking place on or prior to the Effective Date.
                  1.96 Lien: Any charge against or interest in property to secure payment of a debt or performance of an obligation.
                  1.97 Limited Partner Entities: The Upper Tier Limited Partnership and the Lower Tier Limited Partnership, collectively.
                  1.98 Lower Tier Limited Partner Documents: The agreement of limited partnership and certificate of limited partnership for the Lower Tier Limited Partnership, substantially in the form contained in the Plan Supplement.
                  1.99 Lower Tier Limited Partnership:  237/1290 Lower
Tier Associates, L.P., a Delaware limited partnership.

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



                  1.100 LP Interest: A five percent (5%) limited partnership interest in the Lower Tier Limited Partnership.
                  1.101 Master Cash Flow Agreement: The Master Cash Flow Agreement, dated as of March 20, 1984, by and among O&Y Equity Corp., FAME Associates, OYHC, Olympia & York 2 Broadway Land Company, Olympia & York 2 Broadway Company and Manufacturers Hanover Trust Company, as Trustee.
                  1.102 Merger Agreement: The Agreement and Plan of Merger, dated as of the Effective Date, among the Debtors and the Upper Tier Limited Partnership, substantially in the form contained in the Plan Supplement.
                  1.103 Morgan Loan: The obligations of Devco and other O&Y (U.S.) Affiliates under, pursuant to or in connection with the Revolving Credit Agreement, dated as of June 21, 1991, by and among Devco, Morgan Guaranty Trust Co. of New York, as Agent, and the banks parties thereto, or their respective successors and assigns, and other related documents, instruments and agreements, each as from time to time amended, modified or supplemented.
                  1.104 Morgan Loan Agent: Apollo Real Estate Investment Fund, L.P., in its capacity as agent for the Morgan Loan Lenders or any successor.
                  1.105 Morgan Loan Lenders: Apollo Real Estate Investment Fund, L.P., Westdeustsche Landesbank Girozentrale, New York Branch, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV and TCW Special Credits Trust IVA, or such transferees, successors or assigns as provide

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notice of any transfer or assignment to the parties set forth in Section 22.9 hereof, in their capacity as holders of a portion of the Morgan Loan.
                  1.106 Net Tax Proceeds: The proceeds, if any, of any tax certiorari proceedings which have been commenced by 1290 L.L.C. for the fiscal tax years ending June 30, 1991 through June 30, 1996 and by 237 L.L.C. for the fiscal tax year ending June 30, 1996 and, if the Effective Date is after tax certiorari proceedings have begun for fiscal tax year July 1, 1996 through June 30, 1997, such year as well, net of any amounts required to pay or reimburse the customary and reasonable third-party attorneys' fees and other reasonable out-of-pocket expenses incurred in collecting such proceeds (including such fees and expenses incurred to prepare for, institute and prosecute tax certiorari proceedings).
                  1.107 New Notes: The Amended and Restated Mortgage Notes to be issued by the Property Owning Partnerships on the Effective Date in the aggregate original principal amount of Four Hundred Million Dollars ($400,000,000), substantially in the form contained in the Plan Supplement.
                  1.108 Non-Standard Election: An election of a Distributee pursuant to Section 12.4 hereof.
                  1.109 Noteholder: Any holder of an Existing Note.
                  1.110 Noteholder Consent: The written consent delivered by the holders of a majority in principal amount of the Existing Notes (excluding Existing Notes held by O&Y Affiliates),

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which consent may be given or withheld in the sole and absolute discretion of each holder of Existing Notes.
                  1.111 Noteholders Contribution and Participation
Agreement: The Noteholders Contribution and Participation Agreement, dated as of the Effective Date, between the Indenture Trustee and the REIT, substantially in the form contained in the Plan Supplement.
                  1.112 O&Y Administrative Expense Claim:  A Three
Hundred Thousand Dollar ($300,000) Administrative Expense Claim in favor of Devco or its designee.
                  1.113 O&Y Affiliate: Each of the Entities identified on Schedule 1 hereto.
                  1.114 O&Y DFC: O&Y (Delaware) Finance Corp., a Delaware corporation.
                  1.115 O&Y Equity Interest: An Equity Interest held by Building Corp. and Equityco or any other O&Y Affiliate.
                  1.116 O&Y Lease: The Lease, dated November 17, 1983, between O&Y Equity Corp., OYHC and FAME Associates, as landlord, and O&Y Equity Corp., as tenant, as amended by Amendment of Lease, dated August 19, 1991, letter, dated March 1, 1993 and the O&Y Lease Agreement.
                  1.117 O&Y Lease Agreement: The Agreement, dated as of the Effective Date, and effective as of September 1, 1994, by and between 237 L.L.C., as Landlord, and Devco, as Tenant, substantially in the form contained in the Plan Supplement.

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                  1.118 O&Y MFC:  Olympia & York Massachusetts Financial
Company, a Massachusetts general partnership.
                  1.119 O&Y Releasees: Collectively, (a) the Debtors and Debtors in Possession, (b) the O&Y Affiliates, (c) the respective successors, predecessors, assignors or assignees of any of the foregoing, (d) all current or former partners or owners of any of the foregoing (including JMB and JMB LP and all current or former owners of any direct or indirect interest in any of the foregoing) and (e) all current and former officers, directors, trustees, employees, agents, attorneys, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.
                  1.120 O&Y (U.S.): Any or all of the O&Y Affiliates named on the signature page of the Settlement Agreement or any Entity controlled by such signatories.
                  1.121 Offered Shares: The number of shares of REIT Stock to be distributed in accordance with Section 12.5 of the Plan, which number of shares shall be computed as follows: 12,000,000 shares of REIT Stock multiplied by a fraction, the numerator of which shall be $20,000,000 and the denominator of which shall be $660,000,000 minus the lesser of $400,000,000 and the gross proceeds derived from the consummation of the Conventional Financing Alternative or, if no Conventional Financing Alternative is consummated, $400,000,000.
                  1.122 Offering Memorandum: That certain offering memorandum, dated as of February 6, 1984, pursuant to which the

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Existing Notes were offered for sale, as the same may have been amended, modified or supplemented.
                  1.123 Other Secured Claim: Any Secured Claim, other than a Senior Claim.
                  1.124 OYHC:  Olympia & York Holdings Corporation.
                  1.125 Petition Date: April 23, 1996, the date on which Equityco and Building Corp. filed involuntary petitions for relief under chapter 11 of the Bankruptcy Code against each of the Debtors.
                  1.126 Plan: This Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., including the exhibits and schedules hereto, either in their present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.
                  1.127 Plan Assets: All of the property of the Debtors, whether real or personal, including, without limitation, the Properties and the 2 Broadway Tax Certiorari Proceeds.
                  1.128 Plan Documents: The documents listed on the Schedule of Documents attached to the Disclosure Statement.
                  1.129 Plan Releasees: Collectively, (a) the Indenture Trustee, the holders of the Existing Notes, the members of the Creditors' Committee, any informal group of holders of Existing Notes as from time to time constituted, the Morgan Loan Lenders and the Limited Partner Entities (b) the respective successors, predecessors, assignors or assignees of any of the foregoing,

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(c) all current or former partners or owners of any of the foregoing (including current or former owners of any direct or indirect interest in any of the foregoing) and (d) all current and former officers, directors, trustees, employees, agents, attorneys, accountants, financial advisors, investment bankers, appraisers and engineers of any of the foregoing.
                  1.130 Plan Releases: The releases granted pursuant to Sections 20.1 and 20.2 hereof.
                  1.131 Plan Securities: The REIT Stock, the New Notes and the Subscription Rights.
                  1.132 Plan Supplement: A separate volume of agreements, exhibits and schedules to be filed with the Bankruptcy Court not later than twenty (20) days prior to the commencement of the Confirmation Hearing.
                  1.133 POP LP Interests: Ninety-nine percent (99%) limited partnership interests in each of the Property Owning Partnerships.
                  1.134 Priority Non-Tax Claim: Any Claim against the Debtors of a kind specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code.
                  1.135 Priority Tax Claim: Any Claim against the Debtors of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
                  1.136 Priority Utility Tax Claim: A Priority Tax Claim arising from the nonpayment by either of the Debtors of New York State or New York City utility taxes.

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                  1.137 Priority Utility Tax Excess: The excess of (a) the
Closing Cash held in the Claims Reserve on account of Priority Utility Tax Claims over (b) the aggregate amount of Allowed Priority Utility Tax Claims.
                  1.138 Property: The 237 Property and/or the 1290 Property, as the case may be.
                  1.139 Property Contribution Agreements: The 237 Property Contribution Agreement and the 1290 Property Contribution Agreement, each dated as of the Effective Date, by and among the Upper Tier Limited Partnership, the Lower Tier Limited Partnership and the respective Property Owning Partnership, substantially in the forms contained in the Plan Supplement.
                  1.140 Property Management and Leasing Agreements: Agreements, dated as of the Effective Date, between the Property Owning Partnerships and the Property Manager/Leasing Agent, entered into upon Noteholder Consent, providing for the day-to-day management by the Property Manager/Leasing Agent of the Properties and its services as leasing agent, for a term not to exceed two years and otherwise on terms no less favorable to the Property Owning Partnerships than those set forth in the Disclosure Statement.
                  1.141 Property Manager/Leasing Agent: Tishman-Speyer Properties, L.P. or such other professional property manager designated upon Noteholder Consent.

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                  1.142 Property Manager Subscription Agreement: A Subscription
Agreement, dated as of the Effective Date, between the REIT and the Property Manager/Leasing Agent, substantially in the form contained in the Plan Supplement.
                  1.143 Property Owning Partnership Documents: The Agreement of Limited Partnership and Certificate of Limited Partnership for each of the Property Owning Partnerships, substantially in the forms contained in the Plan Supplement.
                  1.144 Property Owning Partnerships: 237 Park Partners, L.P. and 1290 Partners, L.P.
                  1.145 Pro Rata: With respect to holders of Senior Claims, the proportion that the amount of Senior Claims held by any holder of Senior Claims bears to the aggregate amount of Senior Claims held by all holders of Senior Claims.
                  1.146 Qualifying Affiliate Unsecured Claim: An Unsecured Claim against either of the Debtors held by an O&Y Affiliate which would be permitted to be paid under the Cash Collateral Stipulation if such Claim had arisen after the Petition Date.
                  1.147 Redemption and Substitution Agreement: The Redemption and Substitution Agreement, dated as of the Effective Date, by and among the Upper Tier Limited Partnership, Building Corp., Equityco, JMB LP and the Upper Tier GP Corp., substantially in the form contained in the Plan Supplement.

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                  1.148 Registration Rights Agreement: The Registration Rights
Agreement, dated as of the Effective Date, substantially in the form contained in the Plan Supplement.
                  1.149 REIT: Metropolis Realty Trust, Inc., a Maryland corporation, which intends to qualify as a real estate investment trust for federal income tax purposes and which is the general partner of the Lower Tier Limited Partnership.
                  1.150 REIT Documents: The certificate of incorporation and by-laws of the REIT, substantially in the forms contained in the Plan Supplement.
                  1.151 REIT Stock: The shares of common stock, par value $10.00 per share, of the REIT to be issued on the Effective Date pursuant to the Plan.
                  1.152 REIT Stock Option Plan: The 1996 Directors' Stock Option Plan, dated as of the Effective Date, of the REIT, substantially in the form contained in the Plan Supplement.
                  1.153 Remaining 2 Broadway Assets: The meaning given to such term in the Indenture.
                  1.154 Reorganization Cases: The Debtors' cases under chapter 11 of the Bankruptcy Code.
                  1.155 Restated Indenture: That certain Amended and Restated Trust Indenture, dated as of the Effective Date, by and among the Property Owning Partnerships and the Indenture Trustee, substantially in the form contained in the Plan Supplement.
                  1.156 Restated Mortgage:  The Amended and Restated
Mortgage and Security Agreement, dated as of the Effective Date,

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



from the Property Owning Partnerships to the Indenture Trustee, substantially in the form contained in the Plan Supplement.
                  1.157 Robinson Silverman Note: That certain promissory note in the face amount of $6,500,000, dated as of March 1, 1989, made by Robinson, Silverman, Pearce & Berman in connection with its lease of space at the 1290 Property.
                  1.158 Schedules: The respective schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended.
                  1.159 Secured Claim: A Claim against either Debtor secured by a Lien on Collateral to the extent of the value of the Collateral or that is entitled to the benefit of setoff under section 553 of the Bankruptcy Code, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code.
                  1.160 Security: The meaning ascribed to such term in section 101(49) of the Bankruptcy Code.
                  1.161 Senior Claim: Any Claim against the Debtors governed by, arising under or related to the Indenture or evidenced by any of the Existing Notes.
                  1.162 Senior Claim Equity Cap: Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock.
                  1.163 Senior Claim Note Cap: Three Hundred Ninety One Million Dollars ($391,000,000).

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                  1.164 Settlement Agreement: The Settlement Agreement, dated
January 12, 1996, by and among Carena Bancorp U.S., Inc., Canadian Imperial Bank of Commerce, Citibank, N.A., Battery Park Holdings, Inc., Apollo Real Estate Investment Fund, L.P. and certain O&Y Affiliates, as the same has been or may be amended from time to time.
                  1.165 Standard Election: An election of a holder of a Senior Claim pursuant to Section 12.3 of the Plan to receive a Standard Note Distribution and a Standard Stock Distribution.
                  1.166 Standard Note Distribution: With respect to each holder of a Senior Claim making a Standard Election in accordance with Section 12.3 of the Plan, subject to Section 13.2 hereof, for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount, Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty Two Cents ($433,191.32) of New Notes.
                  1.167 Standard Stock Distribution: With respect to each holder of a Senior Claim making a Standard Election in accordance with Section 12.3 of the Plan, subject to Sections 13.2 and 13.9 hereof, for each One Million Dollars ($1,000,000) of such holder's Pro Rata share of the Election Amount, Twelve Thousand Three Hundred Sixty-Four and Twenty-Three One-Hundredths (12,364.23) shares of REIT Stock.
                  1.168 State:  The meaning ascribed to such term in
section 101(52) of the Bankruptcy Code.

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                  1.169 Subscription Agreement: The Subscription Agreement
relating to the exercise by Distributees of subscription rights and the purchase of REIT Stock pursuant to Section 12.5 of the Plan, substantially in the form contained in the Plan Supplement.
                  1.170 Subscription Price: The price per share of Offered Shares expressed in dollars and cents, rounded to the nearest cent, equal to a fraction, the numerator of which is Twenty Million Dollars ($20,000,000) and the denominator of which is the number of Offered Shares.
                  1.171 Subscription Proceeds: Twenty Million Dollars ($20,000,000), which represents the aggregate proceeds from the sale of REIT Stock pursuant to the Subscription Agreements and the Property Manager Subscription Agreement.
                  1.172 Subscription Right: An uncertificated right that entitles the holder thereof to purchase one share of REIT Stock at the Subscription Price on the terms and subject to the conditions of Section 12.5 hereof, the aggregate amount of which shall be the same as the number of Offered Shares.
                  1.173 Tenant Note Assignments: Collectively, (a) the Assignment of Promissory Note, dated as of the Effective Date, by Baden Real Estate Corp. to 237 Partners, L.P. with respect to the Warburg Pincus Note and
(b) the Assignment of Promissory Note, dated as of the Effective Date, by O&Y Financial Company to 1290 Partners, L.P. with respect to the Robinson Silverman Note.


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                  1.174  Tenant Notes:  The Robinson Silverman Note and
the Warburg Pincus Note.
                  1.175 Tenant Reimbursement Claim: Any Unsecured Claim against the Debtors held by a current or former tenant of either Property based upon a right to payment provided in the lease of such tenant contingent upon the realization by one of the Property Owning Partnerships of Net Tax Proceeds.
                  1.176 Transfer Taxes: Any and all transfer, stamp, sales or similar taxes including any interest, penalties and additions to the tax that may be required to be paid in connection with the transactions contemplated by the Plan, which taxes shall include the New York State Real Estate Transfer Taxes imposed under Article 31 of the New York State Tax Law, the New York City Real Property Transfer Taxes imposed under Title 11, Chapter 21 of the New York City Administrative Code and any mortgage recording tax imposed under Section 250 et seq. of the New York State Tax Law and Section 11-2601 of the New York City Administrative Code.
                  1.177 Unimpaired Unsecured Claim: Any Insured Claim or Tenant Reimbursement Claim.
                  1.178 Unsecured Claim: Any Claim against either of the Debtors that is not an Other Secured Claim or a Senior Claim.
                  1.179 Unsubscribed Shares: Offered Shares (i) for which Subscription Rights have not been exercised or which have not been purchased pursuant to the Subscription Agreements and

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(ii) which will be purchased by the Property Manager/Leasing Agent pursuant to the Property Manager Subscription Agreement.
                  1.180 Upper Tier GP Corp.: 237/1290 Upper Tier GP Corp., a Delaware corporation and a wholly-owned subsidiary of the REIT.
                  1.181 Upper Tier GP Corp. Documents: The certificate of incorporation and by-laws of the Upper Tier GP Corp., substantially in the forms contained in the Plan Documents.
                  1.182 Upper Tier Limited Partner Documents: The amended and restated agreement of limited partnership and amendment to certificate of limited partnership for the Upper Tier Limited Partnership, substantially in the forms contained in the Plan Supplement.
                  1.183 Upper Tier Limited Partnership:  237/1290 Upper
Tier Associates, L.P., a Delaware limited partnership.
                  1.184 U.S. Trustee: The United States Trustee appointed under section 581, title 28, United States Code to serve in the Southern District of New York.
                  1.185 VCG: The Victor Capital Group, L.P., a New York limited partnership.
                  1.186 Waived Payments: All leasing commissions relating to the Properties and payments characterized as asset management fees in the Cash Management Agreement, in each case, earned by any O&Y Affiliate prior to the Effective Date and remaining unpaid as of the Effective Date.

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                  1.187 Warburg Pincus Note: That certain non-interest bearing promissory note, dated August 20, 1985, made by E.M. Warburg Pincus & Co., Inc. providing for the payment of $4,354,758.09 on October 31, 1999.
                  1.188 Other Terms: Any term that is used in the Plan and not defined herein, but that is defined in the Bankruptcy Code or in the Bankruptcy Rules, shall have the meaning set forth therein as of the Petition Date. Any reference contained in the Plan to a particular exhibit, paragraph or article shall be deemed to be a reference to an exhibit, paragraph or article of the Plan.
                  1.189 Rules of Construction: The rules of construction set forth in section 102 of the Bankruptcy Code shall be applicable to all of the provisions of the Plan. Without in any way limiting the foregoing, as used in the Plan, the words "includes" and "including" are without limitation. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Any reference to a document, agreement or instrument means such document, agreement or instrument as from time to time amended, modified or supplemented in accordance with its terms.


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



                                   ARTICLE II
                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  2.1 Expenses of Administration. On the Effective Date, the Disbursing Agent shall pay to each holder of an Allowed Administrative Expense Claim, in Cash, from Closing Cash, the full amount of such Allowed Administrative Expense Claim, or upon such other terms as may be agreed upon by and between the holder of any Administrative Expense Claim and the Debtors; provided, however, that Administrative Expense Claims incurred or assumed by the Debtors in Possession in the ordinary course of business in accordance with the Cash Collateral Stipulation and not theretofore paid pursuant to the Cash Collateral Stipulation shall be paid by the appropriate Property Owning Partnership in accordance with the terms and conditions relating thereto; and provided, further, that Administrative Expense Claims, other than those referred to above and in Section 2.3 hereof, asserted after the Administrative Claims Bar Date shall not be paid and none of the Debtors, the Property Owning Partnerships, the REIT and the Limited Partner Entities shall be liable therefor.
                  2.2 Priority Tax Claims. On the Effective Date, each holder of an Allowed Priority Tax Claim shall be distributed on account of such Allowed Priority Tax Claim by the Disbursing Agent from Closing Cash an amount, in Cash, equal to the amount of such Allowed Priority Tax Claim.
                  2.3 Professional Fees. All Entities that are awarded allowance of compensation or reimbursement of expenses by the

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Bankruptcy Court under sections 330, 503(b)(2), 503(b)(3), 503(b)(4) or
503(b)(5) of the Bankruptcy Code shall be paid by the Disbursing Agent from Closing Cash, in full, or by the Property Owning Partnerships if Closing Cash is insufficient, in such amounts as are allowed by the Bankruptcy Court (a) upon the later of (i) the Effective Date and (ii) the date upon which the Bankruptcy Court enters an order allowing any such Administrative Expense Claim or (b) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtors.

                                   ARTICLE III
                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  3.1 Classification. Claims and Equity Interests are classified as follows:
                  Class 1 -- Priority Non-Tax Claims
                  Class 2 -- Senior Claims
                  Class 3 -- Other Secured Claims
                  Class 4 -- Unimpaired Unsecured Claims
                             Subclass 4A -- Insured Claims
                             Subclass 4B -- Tenant Reimbursement Claims
                  Class 5 -- General Unsecured Claims
                  Class 6 -- Affiliate Unsecured Claims
                  Class 7 -- Equity Interests

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                             Subclass 7A -- O&Y Equity Interests
                             Subclass 7B -- JMB Equity Interests
                  3.2  Voting.
                           (a) Claims Not Entitled to Vote. The Claims in Class 4 of the Plan are not impaired within the meaning of section 1124 of the Bankruptcy Code. Pursuant to section 1126(f) of the Bankruptcy Code, Class 4 and the holder of any Claim in such Class is and shall be conclusively deemed to have accepted the Plan.
                           (b) Claims and Equity Interests Entitled to Vote. The Claims and Equity Interests in Classes 1, 2, 3, 5, 6 and 7 are impaired within the meaning of section 1124 of the Bankruptcy Code, and the holders of Claims or Equity Interests in such Classes are entitled to vote to accept or reject the Plan. Each holder of an Allowed Claim or an Allowed Equity Interest in an impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court governing the voting and balloting procedures applicable to the Plan. For purposes of calculating the number of Allowed Claims in a Class that has voted to accept or reject the Plan under section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class of which any Entity or any Affiliate thereof acquired record ownership after the Petition Date shall be aggregated and treated as one Allowed Claim.

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                           (c) Elimination of Classes. Any Class of Claims that
         is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

                                   ARTICLE IV
               PROVISIONS FOR TREATMENT OF PRIORITY NON-TAX CLAIMS

                  4.1 Classification. Class 1 shall consist of all Priority Non-Tax Claims. Claims contained in Class 1 are impaired.
                  4.2 Treatment. On the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall be distributed on account of such Allowed Priority Non-Tax Claim by the Disbursing Agent from Closing Cash a payment in Cash equal to the amount of its Allowed Priority Non-Tax Claim.

                                    ARTICLE V
                    PROVISIONS FOR TREATMENT OF SENIOR CLAIMS

                  5.1 Classification. Class 2 shall consist of all Senior Claims. Claims contained in Class 2 are impaired.
                  5.2 Allowance. On the Effective Date, the Senior Claims shall be deemed to be Allowed in the aggregate amount of

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



all principal, interest, fees and charges due and owing as of the Petition Date under the Existing Notes and the Indenture.
                  5.3 Treatment. On the Effective Date, each holder of an Allowed Senior Claim shall be entitled to receive its Pro Rata share of (a) Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock, subject to the provisions of Sections 13.2 and 13.9 hereof, (b) Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes, subject to the provisions of Section 13.2 hereof, and (c) ninety three percent (93%) of the aggregate amount of Subscription Rights issued hereunder, on account of such Allowed Senior Claim or, upon the election made in accordance with Section 12.4 hereof, distributions in accordance with Sections 12.4 and 12.5 hereof.

                                   ARTICLE VI
                PROVISIONS FOR TREATMENT OF OTHER SECURED CLAIMS

                  6.1 Classification. Class 3 shall consist of all allowed Other Secured Claims. Claims contained in Class 3 are impaired.
                  6.2 Treatment. On the Effective Date, each Allowed Other Secured Claim shall be satisfied and discharged. Not later than ten (10) days prior to the Confirmation Hearing, upon the direction of the Indenture Trustee, given upon Noteholder Consent, the Debtors shall notify each holder of an Other Secured Claim whether such Other Secured Claim shall be satisfied by (i) a payment in Cash equal to the amount of its Allowed Other

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



Secured Claim, (ii) distributing to the holder of such Allowed Other Secured Claim the Collateral securing such Claim, (iii) leaving unaltered the legal, equitable and contractual rights to which such Allowed Other Secured Claim entitles the holder thereof in accordance with section 1124(1) of the Bankruptcy Code or (iv) reinstating such Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code. In the event no direction is given by the Indenture Trustee in accordance with the preceding sentence, the Indenture Trustee will be conclusively presumed to have directed the Debtors to reinstate such Allowed Other Secured Claim in accordance with section 1124(2) of the Bankruptcy Code.

                                   ARTICLE VII
                       PROVISIONS FOR TREATMENT OF INSURED
                     CLAIMS AND TENANT REIMBURSEMENT CLAIMS

                  7.1 Classification. Class 4A shall consist of all Allowed Insured Claims and Class 4B shall consist of Allowed Tenant Reimbursement Claims. Claims contained in Classes 4A and 4B are not impaired.
                  7.2  Treatment.
                           (a)  Insured Claims.  On the Effective Date,
         Allowed Insured Claims shall be unimpaired in accordance with section 1124(1) of the Bankruptcy Code.
                           (b) Tenant Reimbursement Claims. From and after the Effective Date, Allowed Tenant Reimbursement Claims shall be unimpaired in accordance with section 1124(1) of

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



         the Bankruptcy Code and assumed by the applicable Property Owning Partnership. The allowance and payment of Tenant Reimbursement Claims shall be governed by the provisions of Section 16.6 hereof.

                                  ARTICLE VIII
              PROVISIONS FOR TREATMENT OF GENERAL UNSECURED CLAIMS

                  8.1 Classification. Class 5 shall consist of General Unsecured Claims. Claims contained in Class 5 are impaired.
                  8.2 Treatment. On the Effective Date, the Disbursing Agent shall pay to each holder of an Allowed General Unsecured Claim a payment, in Cash, equal to the full amount of its Allowed General Unsecured Claim.

                                   ARTICLE IX
             PROVISIONS FOR TREATMENT OF AFFILIATE UNSECURED CLAIMS

                  9.1 Classification. Class 6 shall consist of all Affiliate Unsecured Claims. Claims contained in Class 6 are impaired.
                  9.2 Treatment. On the Effective Date, each holder of an Allowed Affiliate Unsecured Claim shall receive $1 in respect of such Allowed Affiliate Unsecured Claim.


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                                    ARTICLE X
                  PROVISIONS FOR TREATMENT OF EQUITY INTERESTS

                  10.1 Classification. Class 7A shall consist of the O&Y Equity Interests and Class 7B shall consist of the JMB Equity Interests. Equity Interests contained in Classes 7A and 7B are impaired.
                  10.2  Treatment.
                  (a) O&Y Equity Interests. On the Effective Date, the O&Y Equity Interests shall be cancelled and Building Corp. and Equityco shall receive no distribution in respect of their Equity Interests.
                  (b) JMB Equity Interests. Subject to the provisions of 10.1(a) hereof, on the Effective Date, after giving effect to the transactions described in Article XIII hereof, the holder of the JMB Equity Interests shall receive a ninety nine percent (99%) limited partnership interest in the Upper Tier Limited Partnership and become a party to the limited partnership agreement for the Upper Tier Limited Partnership, as set forth in the Upper Tier Limited Partner Documents.

                                   ARTICLE XI
                DISTRIBUTIONS TO CONSUMMATE SETTLEMENT AGREEMENT

              On the Effective Date, and in order to consummate the Settlement Agreement, the Morgan Loan Agent shall be entitled to receive, for and on behalf of the Morgan Loan Lenders for distribution in accordance with the terms and conditions of the

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Morgan Loan, (a) Eight Hundred Forty Thousand (840,000) shares of REIT Stock, subject to the provisions of Sections 13.2 and 13.9 hereof, (b) Nine Million Dollars ($9,000,000) of New Notes, subject to the provisions of Section 13.2 hereof, and (c) seven percent (7%) of the aggregate amount of Subscription Rights issued hereunder.

                                   ARTICLE XII
                             OPTIONAL DISTRIBUTIONS

                  12.1 General Provisions Regarding Distributions to Distributees. On the Effective Date, the Disbursing Agent shall distribute to each Distributee such Distributee's share of New Notes, REIT Stock and Subscription Rights in accordance with Articles V, XI and XII hereof. Notwithstanding any other provisions hereof, distributions for the benefit of the Morgan Loan Lenders shall be made to the Morgan Loan Agent for allocation and distribution to the Morgan Loan Lenders in accordance with the terms and conditions of the Morgan Loan documents. For purposes of all distributions made under this Article XII, each holder of a Senior Claim shall be treated as holding a Pro Rata share of the Election Amount. Except as expressly set forth in this Plan or any document contained in the Plan Supplement, nothing contained in this Article XII shall grant the Morgan Loan Lenders any right to vote on the Plan or to issue any direction or consent which is to be issued by the

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holders of Existing Notes under the Plan or the Indenture (other than in its capacity as a registered holder of an Existing Note).
                  12.2 Election Procedure. Each holder of a Senior Claim will have the opportunity to indicate on a Ballot, whether such holder wishes to make a Standard Election or a Non-Standard Election. Each holder of a Senior Claim that does not submit a Ballot or fails to mark its distribution preference on the Ballot on a timely basis in complete accordance with the instructions set forth in the Ballot shall be conclusively deemed to have exercised a Standard Election and shall receive a Standard Note Distribution and a Standard Stock Distribution. The allocation of REIT Stock and/or New Notes that a holder of a Senior Claim will receive will depend on whether a Conventional Financing Alternative is consummated as well as the stated preferences of the holders of Senior Claims on the Ballots and the proration procedures to be applied if the number of shares of REIT Stock requested exceeds Eleven Million One Hundred Sixty Thousand (11,160,000) shares or the principal amount of New Notes requested exceeds Three Hundred Ninety One Million Dollars ($391,000,000).
                  12.3 Standard Election. Holders of Senior Claims who make a Standard Election will receive for each One Million Dollars ($1,000,000) of such holders' Pro Rata share of the Election Amount (i) a Standard Note Distribution subject to the provisions of Section 13.2 hereof, and (ii) subject to the provisions of Sections 13.2 and 13.9 hereof, a Standard Stock

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Distribution, each of the foregoing to be pro-rated if such Pro Rata share of the Election Amount is not evenly divisible by One Million Dollars ($1,000,000). The number of shares of REIT Stock and the amount of New Notes to be distributed to holders of Senior Claims who make a Standard Election will not be affected in any way by the proration procedures described in Sections 12.4(b) and (c) of the Plan.
                  12.4 Non-Standard Election. (a) Procedures. Each holder of a Senior Claim who desires to make a Non-Standard Election will indicate on its Ballot the amount of its Pro Rata share of Election Amount which it wishes to allocate to New Notes, if any. The balance of such holder's Pro Rata share of Election Amount shall be deemed to be allocated to REIT Stock. Subject to the proration procedures provided in paragraphs (b) and (c) below, each holder of a Senior Claim who makes a NonStandard Election will receive (i) New Notes having a principal amount equal to seventy (70%) percent of its Pro Rata share of Election Amount allocated to New Notes on its Ballot, subject to the provisions of Sections 13.2 hereof, and (ii) subject to the provisions of Sections 13.2 and
13.9 hereof, its portion of the Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock (reduced by the number of shares allocated to holders of Senior Claims making Standard Elections), based on a fraction the numerator of which is the amount, if any, of such holder of a Senior Claim's Pro Rata share of Election Amount not allocated to New Notes and the denominator of which is the portion of the

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Election Amount not allocated to New Notes of all holders of Senior Claims making Non-Standard Elections.
                  (b) Equity Oversubscription. In the event that there are New Notes to be distributed to holders of Senior Claims which remain unallocated following the allocation of New Notes to holders of Senior Claims making the Standard Election and the Non-Standard Election (i.e., less than Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes were requested by holders of Senior Claims), then each holder of a Senior Claim which has made a Non-Standard Election will receive, in addition to the distributions to be made pursuant to Section 12.4(a) hereof, its pro rata share, based on the fraction set forth in Section 12.4(a)(ii), of the principal amount of New Notes remaining unallocated.
                  (c) Debt Oversubscription. Subject to the provisions of
Section 13.2 hereof, in the event that holders of Senior Claims exercising Non-Standard Elections elect New Notes in an aggregate principal amount in excess of the Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes available, each holder of a Senior Claim exercising a Non-Standard Election will receive (i) its portion of Three Hundred Ninety One Million Dollars ($391,000,000) of New Notes (reduced by the amount of New Notes allocated to holders of Senior Claims making Standard Elections), based on a fraction the numerator of which is the amount, if any, of such holder's Pro Rata share of the Election Amount allocated to New Notes and the denominator of which is the

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aggregate portion of the Election Amount allocated to New Notes of all holders of Senior Claims making Non-Standard Elections, and (ii) subject to the provisions of Section 13.9 hereof, its portion of the Eleven Million One Hundred Sixty Thousand (11,160,000) shares of REIT Stock (reduced by the number of shares allocated to holders of Senior Claims making Standard Elections), based on a fraction, the numerator of which is the amount of such holder's Pro Rata share of the Election Amount minus the product of the principal amount of New Notes allocated to such holder times 1.42857, and the denominator of which is the portion of the Election Amount represented by holders of Senior Claims making Non-Standard Elections minus the product of the principal amount of New Notes issued to all such holders times 1.42857.
                  12.5 Subscription Rights. On the Effective Date, the REIT shall sell the Offered Shares for an aggregate net cash price equal to the Subscription Proceeds. Each Distributee may elect to exercise its Subscription Rights to purchase a number of shares of REIT Stock equal to its share of the Offered Shares as calculated below. If the Subscription Rights are not exercised for all of the Offered Shares, the Unsubscribed Shares shall be purchased by the Property Manager/Leasing Agent. Each election to exercise Subscription Rights shall be made by a Distributee by returning, with its Ballot, a duly executed Subscription Agreement indicating the number of Subscription Rights, if any, that such Distributee elects to exercise. Each Distributee that

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



does not return an executed Subscription Agreement shall be conclusively deemed to have not exercised its Subscription Rights. Each Distributee shall have the right to exercise Subscription Rights for a number of shares of REIT Stock equal to the lesser of (a) the number of shares of REIT Stock such Distributee designates in its Subscription Agreement, and (b) its Pro Rata portion of ninety-three percent (93%) of all Offered Shares, with respect to the holders of Senior Claims, and each Morgan Loan Lender's share (as determined by the Morgan Loan Agent) of seven percent (7%) of all Offered Shares. As soon as practicable after the Confirmation Date, the Debtors shall send a notice by overnight delivery service to each Distributee that has timely executed and returned a Subscription Agreement, setting forth the maximum amount to be paid to an escrow agent (selected by the Debtors upon Noteholder Consent) identified in such notice and otherwise in accordance with the instructions (approved by order of the Bankruptcy Court) set forth in such notice, which amount shall be equal to its Pro Rata share of ninety-three percent (93%) of $20,000,000 for holders of Senior Claims and with respect to each Morgan Loan Lender, its share (as determined by the Morgan Loan Agent) of seven percent (7%) of $20,000,000. Within ten (10) days of the date of such notice, each Distributee shall deliver the aggregate purchase price to the escrow agent. Each Distributee that fails to timely deliver an amount of Cash provided in the instructions set forth in the notice shall be conclusively deemed to have not purchased such Offered Shares and

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



such Offered Shares shall become Unsubscribed Shares to be purchased by the Property Manager/Leasing Agent pursuant to the Property Manager Subscription Agreement. Any election hereunder shall be binding on the Distributee making such election and such Distributee's successors and assigns; provided, however, that no Distributee may transfer Subscription Rights pending exercise thereof other than in connection with a transfer of such Distributee's Senior Claim or share of the Morgan Loan, as the case may be. All funds held in escrow for any Distributee pursuant to this Section 12.5 shall be deemed held for any successor or assign of such Distributee, if applicable.
                  On the Effective Date, the escrow agent shall pay to the REIT all Cash held in the escrow account, other than amounts to be refunded to Distributees as provided below. The REIT shall deliver to the Disbursing Agent the number of shares for which the Subscription Price has been received by such escrow agent for distribution to Distributees that have timely exercised their Subscription Rights and paid for their share of Offered Shares. A number of shares of REIT Stock equal to the difference between (x) the number of Offered Shares and (y) the number of shares of REIT Stock which are acquired by the Distributees pursuant to this Section 12.5 shall be purchased for Cash on the Effective Date by the Property Manager/Leasing Agent for an amount equal to the product of the Subscription Price times the number of Unsubscribed Shares. The Debtors and their agents may rely upon the advice of the Morgan Loan Agent as to the allocation of REIT

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Stock, Subscription Rights and Offered Shares among the Morgan Loan Lenders.
When the actual number of Offered Shares (and the Subscription Price therefor) to be issued is finally determined, the escrow agent will refund to each Distributee any excess amount deposited with the escrow agent by any Distributee which has executed a Subscription Agreement attributable to the excess, if any, of (x) with respect to each holder of a Senior Claim, the fraction represented by its Pro Rata portion of the Election Amount and, with respect to each Morgan Loan Lender, its share of the Morgan Loan as determined by the Morgan Loan Agent, in the case of a holder of a Senior Claim, multiplied by ninety-three percent (93%) of the number of Offered Shares and, in the case of a Morgan Loan Lender, multiplied by seven percent (7%) of the number of Offered Shares, over
(y) the number of shares of REIT Stock such Distributee designates in its Subscription Agreement, multiplied by the Subscription Price.
                  12.6 Fractional Shares. The REIT will not issue fractional shares of REIT Stock. Each Distributee will receive a number of shares of REIT Stock equal to the first whole number which is less than the number of shares of REIT Stock to which such Distributee would otherwise be entitled to receive if fractional shares of REIT Stock were to be distributed.


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                                  ARTICLE XIII
                           IMPLEMENTATION OF THE PLAN

                  13.1 Delivery of Plan Documents. On the Effective Date, the following actions will take place in the following order (except as specifically set forth) to implement the Plan:
                           (a) Formation of Entities. To the extent not previously formed, the REIT, the Property Owning Partnerships, the Upper Tier Limited Partnership, the Lower Tier Limited Partnership, the GP Corps and the Upper Tier GP Corp. shall be formed pursuant to the REIT Documents, the Property Owning Partnership Documents, the Initial Upper Tier Limited Partner Documents, the Lower Tier Limited Partner Documents, the GP Corp. Documents and the Upper Tier GP Corp. Documents, respectively.
                           (b) Modification of 237 Operating Agreement: Pursuant to the 237 Operating Agreement Modification, the operating agreement for 237 L.L.C. will be modified to provide that any income arising from the release of the 237 Excess Amount will be allocated to Building Corp. and Equityco.
                           (c) Assumption of 237 Excess Amount. Pursuant to the 237 Assumption and Security Agreement, (i) Building Corp. and Equityco shall assume the obligations of the Debtors to repay the 237 Excess Amount, (ii) Building Corp. and Equityco shall grant to the Indenture Trustee for the benefit of the Noteholders a first priority perfected

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         security interest in and lien on their interests in the Debtors securing their obligation to repay the 237 Excess Amount, and (iii) the Indenture Trustee shall release the Debtors from their obligation to repay the 237 Excess Amount.
                           (d) Merger of Debtors with and into the Upper Tier Limited Partnership and Assumption of Certain Indebtedness. The Debtors will merge with and into the Upper Tier Limited Partnership pursuant to the Merger Agreement and Building Corp. shall be the initial general partner of the Upper Tier Limited Partnership. Each of the Debtors and the Upper Tier Limited Partnership will file Certificates of Merger with the Secretary of State of the State of Delaware. Upon consummation of the mergers, the Upper Tier Limited Partnership will succeed to all of the remaining assets of the Debtors. Pursuant to the 1290 Assumption and Security Agreement, (i) Building Corp. and Equityco shall assume the obligation of the Upper Tier Limited Partnership to repay the 1290 Excess Amount, (ii) Building Corp. and Equityco shall grant to the Indenture Trustee for the benefit of the Noteholders a first priority perfected security interest in and lien on their interests in the Upper Tier Limited Partnership (equal in priority with the security interest granted under the 237 Assumption and Security Agreement) securing its obligation to repay the 1290 Excess Amount, and (iii) the Indenture Trustee shall

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         release the Upper Tier Limited Partnership from its obligation to repay the 1290 Excess Amount. The initial limited partnership agreement for the Upper Tier Limited Partnership will provide that any income arising from the release of the 1290 Excess Amount will be allocated to Building Corp. and Equityco.
                           (e) Contribution of the Properties to Property Owning Partnerships. Pursuant to the Property Contribution Agreements and the Conveyancing Documents, the Lower Tier Limited Partnership will direct the Upper Tier Limited Partnership to transfer and contribute the Properties and certain other property to the Property Owning Partnerships subject to the lien of the Indenture securing the Existing Notes and, in consideration therefor (i) the Upper Tier Limited Partnership will receive the LP Interest and (ii) the Lower Tier
         Limited Partnership will receive the POP LP Interests (which also reflects the contribution to the Property Owning Partnerships of the Contributed Debt as provided for in Section 13.1(f) hereof).
                           (f) Contribution by Holders of Existing Notes to
         REIT. Pursuant to the terms of the Noteholders Contribution and Participation Agreement, the Indenture Trustee, acting on behalf of the holders of the Existing Notes, will contribute to the REIT, on a pro rata basis, an undivided interest in Three Hundred Million Dollars ($300,000,000) of Existing Notes and will receive shares of REIT Stock to be

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         distributed to the holders of Senior Claims by the Disbursing Agent in accordance with Articles V and XII hereof.
                           (g) Contribution of the Contributed Debt to Property Owning Partnerships. Pursuant to the terms of the Debt Contribution Agreement, (i) the REIT will contribute the Contributed Debt to the Lower Tier Limited Partnership and will receive the GP Interest in consideration therefor and (ii) the Lower Tier Limited Partnership will contribute such Contributed Debt to the Property Owning Partnerships. Upon receipt of the Contributed Debt by the Property Owning Partnerships, the Contributed Debt will be extinguished. In consideration for agreeing to serve as the general partner of 237 Park Partners, L.P. and exposing its assets to the liabilities thereof, 237 Corp. will receive a one percent (1%) interest as general partner in 237 Park Partners, L.P. In consideration for agreeing to serve as the general partner of 1290 Partners, L.P. and exposing its assets to the liabilities thereof, 1290 Corp. will receive a one percent (1%) interest as general partner in 1290 Partners, L.P.
                           (h) Cancellation of Excess Amount. Pursuant to the Excess Amount Release, the Indenture Trustee shall forgive the obligation of Building Corp. and Equityco to repay the Excess Amount and release such parties and their interests in the Upper Tier Limited Partnership from the


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         security interests granted to the Indenture Trustee under the 237
         Assumption and Security Agreement and the 1290 Assumption and Security Agreement.
                           (i) Redemption of O&Y, Substitution of General Partners and Restatement of Upper Tier Limited Partnership Agreement. Pursuant to the Redemption and Substitution Agreement, and subject to the provisions of Section 10.2 hereof, (i) the Upper Tier GP Corp will be admitted to the Upper Tier Limited Partnership as a general partner,
         (ii) Building Corp. will withdraw as general partner, (iii) the Upper Tier GP Corp. will receive a one percent (1%) general partnership interest in the Upper Tier Limited Partnership, (iv) Equityco's and Building Corp.'s limited partner interests will be redeemed and Equity Co. and Building Corp. will withdraw from the Upper Tier Limited Partnership as limited partners, and (v) JMB LP will receive a ninety-nine percent (99%) limited partnership interest. Thereafter, the Upper Tier GP Corp. and JMB LP will enter into the Upper Tier Limited Partner Documents.
                           (j) Delivery of JMB Indemnity and JMB Collateral to the REIT. The JMB Indemnity will be executed by the JMB Indemnitors and delivered to the REIT and JMB LP will deliver the JMB Collateral to the REIT.
                           (k) Restatement of Existing Notes and
         Indenture/Issuance of New Notes. Subject to Section 13.2 hereof, the Indenture will be amended and restated by the

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         Property Owning Partnerships and the Indenture Trustee as the Restated
         Indenture and the Restated Mortgage. Subject to Section 13.2 hereof, the Existing Notes will be amended and restated by the Property Owning Partnerships and the Indenture Trustee in the aggregate principal amount of Four Hundred Million Dollars ($400,000,000) as the New Notes.
                           (l) Treatment of Other Assets and Liabilities.
                                    (i) Assignment of Tenant Notes.  Pursuant to
                  the Settlement Agreement, the O&Y Affiliates holding the Tenant Notes will, at the REIT's direction, assign and deliver to the applicable Property Owning Partnership, pursuant to the Tenant Note Assignments, the Tenant Notes and an amount equal to all Cash paid in respect of the Tenant Notes from and after January 1, 1996; provided, however, that the O&Y Administrative Expense Claim may constitute a setoff against such Cash payment.
                                    (ii) Assignment and Amendment of JMB Notes.
                  Citibank, N.A. will release its lien on the JMB Notes. O&Y MFC will assign to the REIT or its designee the JMB Notes and security agreements pursuant to the JMB Note Assignment. Immediately prior to such assignments, the REIT (or its designee) and the other party thereto will enter into the Note Participation Agreement. The REIT (or its designee) and JMB LP will thereafter enter into the JMB Note Restatement Documents.

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                                    (iii) Transfer of Distributable Cash. The
                  Indenture Trustee and the Debtors will transfer, convey and assign all Distributable Cash then in their control to the REIT. Prior to such transfer, the Indenture Trustee may deduct an amount equal to any reasonable fees, costs and expenses due and owing to the Indenture Trustee under the Indenture.
                           (m) Contribution of Subscription Proceeds. On the Effective Date, Distributees that have entered into a Subscription Agreement and, to the extent applicable, the Property Manager/Leasing Agent shall be issued in accordance with Section 12.5 hereof the Offered Shares against the payment to the REIT by the escrow agent referenced in Section 12.5 and the Property Manager/Leasing Agent of an aggregate amount of Cash equal to the Subscription Proceeds.
                           (n) Management of REIT and the Properties. The REIT will enter into the Asset Management Agreement with the Asset Manager. Each of the Property Owning Partnerships will enter into a Property Management and Leasing Agreement with the Property Manager/Leasing Agent.
                           (o) Remaining 2 Broadway Assets. Prior to the merger described in paragraph 13.1(d) above, the Assignment of the Remaining 2 Broadway Assets shall be executed and delivered by the parties thereto. The Indenture Trustee shall take all actions necessary, including executing UCC-3's and a release of such assets from the lien of the

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         Indenture, to release any Lien held by it on the Remaining 2 Broadway
         Assets.

                  13.2 Cash Distribution in Lieu of New Notes. The holders of a majority in principal amount of Existing Notes (excluding Existing Notes held by O&Y Affiliates) may obtain a commitment for non-participating mortgage loan financing to be consummated on the Effective Date on terms acceptable to such holders from a bank, insurance company or other financial institution or pursuant to a securitized financing transaction, in either case secured by the Properties, in an amount not less than Three Hundred Twenty Five Million Dollars ($325,000,000) in lieu of issuing New Notes and on terms otherwise not less favorable than those set forth in the Disclosure Statement.
                  (a) Gross Proceeds Less than $400,000,000. If the Conventional Financing Alternative is consummated on the Effective Date and the gross proceeds from the consummation of the Conventional Financing Alternative are less than $400,000,000, (x) the Senior Claim Note Cap will be adjusted to an amount (as so adjusted, the "Adjusted Note Cap") equal to 97.75% of the gross proceeds from the consummation of the Conventional Financing Alternative and (y) the Senior Claim Equity Cap will be adjusted to an amount (as so adjusted, the "Adjusted Equity Cap") equal to 12,000,000 shares less the MLL Equity Allocation. For purposes of the Plan, "MLL Equity Allocation" shall mean the number of shares calculated by multiplying 12,000,000 shares times a fraction,
(x) the numerator

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of which shall be $30,000,000 less 2.25% of the Conventional Financing
Alternative, and (y) the denominator of which is (i) $700,000,000 less (ii) the gross proceeds from the consummation of the Conventional Financing Alternative plus (iii) the net proceeds, if any, from such Conventional Financing Alternative above $400,000,000. In such event, (a) the Standard Note Distribution shall be recalculated to equal the product of Four Hundred Thirty Three Thousand One Hundred Ninety One Dollars and Thirty-Two Cents ($433,191.32) times a fraction, the numerator of which will be the Adjusted Note Cap and the denominator of which will be the Senior Claim Note Cap, (b) the Standard Stock Distribution shall be recalculated to equal the product of Twelve Thousand Three Hundred Sixty Four and Twenty-Three Hundredths (12,364.23) shares of REIT Stock times a fraction, the numerator of which will be the Adjusted Equity Cap and the denominator of which will be the Senior Claim Equity Cap and (c) the amount of New Notes and REIT Stock to be distributed to any holder of an Allowed Senior Claim electing a Non-Standard Election shall be recalculated using the Adjusted Note Cap in lieu of the Senior Claim Note Cap and the Adjusted Equity Cap in lieu of the Senior Claim Equity Cap, wherever the Senior Claim Note Cap and Senior Claim Equity Cap, respectively, are used in calculating distributions to holders of Senior Claims electing Non-Standard Elections. Upon such recalculation, the holders of Allowed Senior Claims otherwise entitled to receive New Notes (whether pursuant to a Standard Election or a Non-Standard Election) will

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receive, in lieu of New Notes, an amount, in Cash, equal to (A) 97.75% of the
Conventional Financing Cash Distribution, multiplied by (B) a fraction, the numerator of which shall be the amount of New Notes which would otherwise be distributed to such holder (after any recalculation described above) and the denominator of which shall be the Adjusted Note Cap. The Morgan Loan Lenders will be entitled to receive, in lieu of New Notes, an aggregate amount, in Cash, equal to 2.25% of the Conventional Financing Cash Distribution and in lieu of the distribution of 840,000 shares of REIT Stock, a number of shares of REIT Stock equal to the MLL Equity Allocation.
                  (b) Gross Proceeds Greater Than or Equal to $400,000,000. If the Conventional Financing Alternative is consummated, and the gross proceeds derived therefrom are greater than or equal to Four Hundred Million Dollars ($400,000,000), then (A) each holder of an Allowed Senior Claim who is otherwise entitled to receive New Notes and each Morgan Loan Lender will receive, in lieu of the New Notes they would otherwise be entitled to receive, a Cash distribution in an amount equal to the product of (i) the principal amount of New Notes it would have otherwise received multiplied by (ii) a fraction, the numerator of which will be the lesser of Four Hundred Million Dollars ($400,000,000) and the Conventional Financing Cash Distribution and the denominator of which is Four Hundred Million Dollars ($400,000,000), (B) the Standard Stock Distribution shall be recalculated to equal the product of Twelve Thousand Three

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Hundred Sixty Four and Twenty-Three Hundredths shares of REIT Stock (12,364.23)
multiplied by a fraction, the numerator of which will be the Adjusted Equity Cap and the denominator of which will be the Senior Claim Equity Cap, (C) the amount of REIT Stock to be distributed to any holder of an Allowed Senior Claim electing a Non-Standard Election shall be recalculated using the Adjusted Equity Cap in lieu of the Senior Claim Equity Cap wherever the Senior Claim Equity Cap is used in calculating distributions to holders of Senior Claims electing Non-Standard Distributions, and (D) the amount of REIT Stock to be distributed to the Morgan Loan Lenders will be changed from 840,000 shares of REIT Stock to the MLL Equity Allocation. If the net proceeds of any mortgage loan financing consummated pursuant to the Conventional Financing Alternative are greater than Four Hundred Million Dollars ($400,000,000), such excess will be held by the Property Owning Partnerships and/or distributed in accordance with the Property Owning Partnership Documents.
                  In connection with the consummation of any Conventional Financing Alternative, the Debtors and the Indenture Trustee shall take such actions and shall execute and deliver such documents and instruments as may be reasonably required to effect an assignment of the Indenture and the Existing Notes to a successor mortgagee in accordance with the provisions of the Indenture relating thereto. In the event that a Conventional Financing Alternative is consummated, VCG shall be paid a fee of

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One Million Dollars ($1,000,000) by the REIT on the Effective Date.
                  13.3 Certain Other Agreements. On the Effective Date, (1) the Registration Rights Agreement shall become effective in accordance with its terms, (2) the REIT Stock Option Plan will become effective in accordance with its terms, (3) the REIT will execute and deliver the Indemnification Agreement to its officers and directors and (4) in accordance with the REIT Stock Option Plan, the REIT will issue stock options entitling each director to purchase shares of REIT Stock.
                  13.4 Issuance of Securities. On the Effective Date, (i) the REIT will issue and deliver to the Disbursing Agent certificates representing the shares of REIT Stock to be issued hereunder; (ii) unless the financing contemplated by the Conventional Financing Alternative is consummated, the Property Owning Partnerships will issue and the Indenture Trustee will authenticate and deliver to the Disbursing Agent for distribution to the Distributees, New Notes in an aggregate principal amount of Four Hundred Million Dollars ($400,000,000), (iii) the Debtors will deliver the portion of the Closing Cash not then held by the Indenture Trustee to the Disbursing Agent, and
(iv) the Indenture Trustee, if not the Disbursing Agent, will deliver to the Disbursing Agent the Closing Cash then held by the Indenture Trustee. The Disbursing Agent will distribute the shares of REIT Stock, Closing Cash and New Notes (or if the Conventional

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Financing Alternative is consummated, the Conventional Financing Cash
Distribution) to be distributed in accordance with the Plan.
                  13.5 Distributions to Indenture Trustee and Security
Holders.
                  (a) For purposes of any distribution to holders of Allowed Senior Claims under the Plan, the Indenture Trustee shall be deemed to be the sole holder of all Allowed Claims in respect of an Existing Note issued under the Indenture.
                  (b) The Disbursing Agent will receive the REIT Stock and the New Notes on behalf of the Distributees and will, as soon as practicable, economically and administratively, in accordance with the Indenture or applicable law and the Plan, deliver such REIT Stock or New Notes to the Distributees as provided in Articles V, XI and XII of the Plan; provided, however, that the Disbursing Agent will not deliver any REIT Stock or New Notes to any holder of an Allowed Senior Claim until such Distributee shall have complied with the provisions of Section 13.6 hereof. The Property Owning Partnerships will, promptly after being billed therefor, pay the reasonable fees, costs and expenses of the Disbursing Agent incurred in connection with the distribution made by such Disbursing Agent in accordance with this Article XIII.
                  13.6 Surrender of Securities.
                           (a) Each holder of Existing Notes will surrender
instruments representing such Existing Notes held by it to the Indenture Trustee in accordance with the instructions to be

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provided by the Indenture Trustee as soon as practicable after the Effective
Date. Upon surrender of Existing Notes to the Indenture Trustee, the Indenture Trustee shall cancel such Existing Notes. On and after the Effective Date, the Indenture Trustee shall make a distribution to holders of Existing Notes only if they have surrendered or are deemed to have surrendered such instruments or such certificates in accordance with the instruction provided pursuant to this
Section 13.6(a).
                           (b) Until the fifth (5th) year after the
Effective Date, any property not distributed to holders of an Allowed Senior Claim will be held by the Indenture Trustee in trust for the benefit of the holders of such Allowed Senior Claim entitled to receive such property.
                           (c) Any holder of an Allowed Senior Claim that
does not surrender or is not deemed to have surrendered instruments or certificates representing its Existing Notes in accordance with the instructions for surrender of Existing Notes within five (5) years after the Effective Date shall receive no distributions on account of such Claim under the Plan and shall be forever barred from asserting any claim thereon. In such case, the Indenture Trustee for the holders of such Claims shall return the New Note, and shares of REIT Stock that otherwise would have been distributed to such holder of Existing Notes as well as any property being held for the benefit of such holder of Existing Notes to the REIT.

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                  13.7 Withholding of Taxes. The Disbursing Agent shall withhold from any property distributed under the Plan, in accordance with the express instructions of the Debtors, any property which must be withheld for taxes payable by the Person entitled to such property to the extent required by applicable law. In the absence of instructions, the Disbursing Agent may conclusively presume that no property need be withheld.
                  13.8 Boards of Directors of REIT, GP Corps. and Upper
Tier GP Corp.. On the Effective Date, the Boards of Directors of the REIT, the GP Corps. and the Upper Tier GP Corp. shall consist of the individuals designated on or prior to the Confirmation
Date in a notice filed with the Bankruptcy Court by the Debtors upon Noteholder Consent.
                  13.9 Qualification as REIT. The aggregate number of shares of REIT Stock otherwise distributable to Distributees pursuant to the Plan will be reduced by five hundred (500) shares (with distributions to each Distributee reduced on a pro rata basis) and, as soon as practicable after the Effective Date, the Board of Directors of the REIT will cause donations of ten (10) shares of REIT Stock to be made to fifty (50) Entities qualifying under section 501(c)(3) of the United States Internal Revenue Code with the number of Entities to receive such donations to be determined by the Board of Directors.
                  13.10 Registration Statement. The REIT will file with the Securities and Exchange Commission on or before the date which is sixty (60) days after the Effective Date, a Registration

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Statement on Form 10 with respect to the REIT Stock pursuant to which, among other things, the REIT will become subject to the periodic reporting requirements of the Exchange Act.

                                   ARTICLE XIV
                       PROVISIONS GOVERNING DISTRIBUTIONS

                  14.1 Date of Distributions. Except as expressly provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon as practicable thereafter. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Distributions made within thirty (30) days of the Effective Date shall be deemed made as of the Effective Date.
                  14.2 Disbursing Agent. All distributions under the Plan in respect of Classes 1, 2, 3, 4 and 5 shall be made by the Disbursing Agent. In making distributions hereunder, the Disbursing Agent shall (i) make payments and fund reserves in accordance with the instructions of the Debtors and (ii) shall distribute New Notes, or the Conventional Financing Cash Distribution, as the case may be, and REIT Stock in accordance with the instructions of the REIT. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the

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Bankruptcy Court; if so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Distributable Cash.
                  14.3 Source of Distributions. All Cash distributions required to be made under the Plan on and after the Effective Date shall be made from Closing Cash; provided, however, that if Closing Cash is insufficient to pay all Allowed Administrative Expenses Claims, in full, such deficiency amount shall be paid by the applicable Property Owning Partnership. On the Effective Date, Closing Cash sufficient to fully fund the Claims Reserve as provided in Section
16.3 hereof shall be transferred to the Claims Reserve. The Claims Reserve shall be maintained by the Disbursing Agent in a separate account.
                  14.4 Delivery of Distributions. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims and Allowed Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim or proofs of equity interest filed by such holders (or at the last known address of such a holder if no proof of claim or proof of equity interest is filed or if the Debtors have been notified in writing of a change of address). If any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current

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address of such holder, at which time such distribution shall be made to such holder without interest. Amounts in respect of any undeliverable distributions made through a Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distribution is claimed. If no proofs of claim are filed and the Schedules filed with the Bankruptcy Court fail to state addresses for holders of Allowed Claims, such Allowed Claims shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property shall be delivered to the REIT and the claims of any holders to such property shall be discharged and forever barred. This Section 14.4 shall not apply to distributions to Distributees.
                  14.5 Time Bar to Cash Payments. Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of the second anniversary of the Effective Date or ninety (90) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.
                  14.6 Manner of Payment Under the Plan. At the option of the Debtors, any Cash payment to be made by the Debtors

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pursuant to the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                                   ARTICLE XV
                      RIGHTS AND POWERS OF DISBURSING AGENT

                  15.1 Exculpation. The Disbursing Agent, from and after the Effective Date, is hereby exculpated by all Entities, including all holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action and other assertions of liability (including breach of fiduciary duty) arising out of the discharge by the Disbursing Agent of the powers and duties conferred upon it by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the gross negligence or willful misconduct of the Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making distributions in accordance with the Plan or for implementing the provisions of the Plan.
                  15.2 Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (a) effect all actions and execute all instruments and documents necessary to perform its duties under the Plan, (b) make all distributions contemplated by the Plan, (c) comply with the Plan and the obligations thereunder, (d) employ professionals to represent it with respect to its

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responsibilities and (e) exercise such other powers as may be vested in the
Disbursing Agent pursuant to an order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

                                   ARTICLE XVI
                      PROCEDURE FOR RESOLVING AND TREATING
                         DISPUTED CLAIMS UNDER THE PLAN

                  16.1 Prosecution of Objections. Objections to Claims, other than Administrative Expense Claims, Tenant Reimbursement Claims and Insured Claims, must be filed on or before the Effective Date. From and after the Confirmation Date, the Property Owning Partnerships, or such other Entity as they direct, may prosecute any objections to the allowance of any Claim which may be then pending. Objections to Tenant Reimbursement Claims and Priority Utility Tax Claims shall be governed by the provisions of Sections 16.7 and 16.8 hereof. Objections to Insured Claims may be interposed by the appropriate Upper Tier Limited Partnership in accordance with applicable non- bankruptcy law. Objections to Administrative Expense Claims under Bankruptcy Code sections 330, 331 and 503(b) may be filed by the United States Trustee and any party within the deadlines to be established by order of the Court. Claims for which no objection is filed within the time so limited, and Senior Claims, shall be deemed Allowed Claims, not subject to set-off, avoidance, subordination or disallowance, entitled to receive and

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retain distributions in respect of the full amount set forth in proofs of claim filed with the Bankruptcy Court, or, if less, as listed in the Schedules and not identified as disputed, contingent or unliquidated as to amount.
                  16.2 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of the portion of such Claim that is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.
                  16.3 Claims Reserve. On the Effective Date, the Disbursing Agent shall transfer to one or more segregated accounts as the Claims Reserve an amount of Closing Cash held by the Indenture Trustee or transferred to the Disbursing Agent and required to pay or projected to be required to pay in Cash, in full, to the extent the same are not paid on the Effective Date, all Administrative Expense Claims, Priority Tax Claims (other than Priority Utility Tax Claims), Priority Non-Tax Claims, General Unsecured Claims and Other Secured Claims that are either Allowed Claims or are Disputed Claims, as if such Disputed Claims were Allowed Claims, on the Effective Date. The Cash held in the Claims Reserve shall be held in trust for the benefit of holders of such Claims pending determination of their entitlement thereto. The Disbursing Agent shall also hold in the Claims Reserve (a) the Net Tax Proceeds, if any, transferred to the Disbursing Agent in accordance with Section 16.6 hereof and

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(b) Distributable Cash on account of Priority Utility Tax Claims in accordance with Section 16.7 hereof.
                  16.4 Distributions After Allowance. Payments and distributions to each holder of a Disputed Claim, to the extent that such Claim ultimately becomes an Allowed Claim, in whole or in part, shall be made in accordance with the provisions of the Plan governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or any other Claim that is not an Allowed Claim becomes a Final Order, the Disbursing Agent shall distribute to the holders of such Claim any payment or property that would have been distributed to such holder if the Claim had been allowed on the Effective Date, without any interest thereon, which in the case of Cash distributions shall be made from Closing Cash held in the Claims Reserve.
                  16.5 Remaining Funds. In the event that any Cash held in the Claims Reserve remains after all Claims have been allowed or disallowed and distributions have been made in accordance with this Article XVI, such Cash shall be transferred to the REIT.
                  16.6 Allowance and Objection to Allowance of Tenant Reimbursement Claims. Upon realization of the Net Tax Proceeds, the Property Owning Partnership receiving such Net Tax Proceeds shall cause an amount of such funds necessary, in its sole determination, to reserve in full for all Tenant Reimbursement Claims to be transferred to the Disbursing Agent for deposit in

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the Claims Reserve. Within thirty (30) days after the date of such deposit, such
Property Owning Partnership shall determine the entitlement of holders of Tenant Reimbursement Claims to payment of such Tenant Reimbursement Claims by reason of the receipt of such Net Tax Proceeds and, in making such determination, shall be entitled to give effect to any rights of setoff, recoupment or other claims that such Property Owning Partnership or any predecessor-in-interest may have against the holders of such Tenant Reimbursement Claims. Thereafter, such Property
Owning Partnership shall transmit a copy of such determination to each holder of a Tenant Reimbursement Claim. Each holder of a Tenant Reimbursement Claim shall have thirty (30) days from the date of transmission of such determination to object to the determination by such Property Owning Partnership of the amount to which such holder of a Tenant Reimbursement Claim is entitled. If the holder of a Tenant Reimbursement Claim does not object on a timely basis to any determination by such Property Owning Partnership of the entitlement of such holder to a payment from such Net Tax Proceeds, then, with respect to such Net Tax Proceeds, such Tenant Reimbursement Claim shall be an Allowed Tenant Reimbursement Claim in the amount so determined and shall then be paid from the Claims Reserve at the request of the Property Owning Partnership, without the necessity of further Bankruptcy Court approval. If the holder of a Tenant Reimbursement Claim objects on a timely basis to the determination by such Property Owning Partnership of the

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entitlement of such holder to a payment from such Net Tax Proceeds, then, with respect to such Net Tax Proceeds, such Tenant Reimbursement Claim shall be a Disputed Claim and no distribution shall be made on account of such Tenant Reimbursement Claim until such Claim becomes an Allowed Claim, in whole or in part, by a Final Order. All remaining Net Tax Proceeds realized shall be transferred by the applicable Property Owning Partnership to the Lower Tier Limited Partnership which will in turn transfer such Net Tax Proceeds to the REIT; provided, however, that such Property Owning Partnership shall retain sufficient Cash to pay all disputed Tenant Reimbursement Claims until such Claims have been allowed or disallowed.
                  16.7 Allowance and Objection to Allowance of Priority Utility Tax Claims. On the Effective Date, the Disbursing Agent shall deposit in the Claims Reserve an amount of Closing Cash equal to the amount claimed in any proof or proofs of claim on account of Priority Utility Tax Claims or, if no such proof or proofs of claim have been filed on the Effective Date or if proofs of claim have been filed by some but not all of the potential holders of Priority Utility Tax Claims, an amount determined by the Debtors, with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld or delayed, to be sufficient to pay in full any Priority Utility Tax Claims on account of which proofs of claim may be filed after the Effective Date. The Debtors shall be deemed to have objected to all Priority Utility Tax Claims evidenced by a filed proof of

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claim. From and after the Effective Date, the Upper Tier Limited Partnership shall have the exclusive right to prosecute any objection to Priority Utility Tax Claims, any litigation related to any objection to Priority Utility Tax Claims and to compromise or settle any such objection or litigation. In the event that the Upper Tier Limited Partnership compromises any objection to any Priority Utility Tax Claim, the Property Owning Partnership owning the Property in question shall be deemed to have indemnified the holders of Equity Interests in the Debtor which had formerly owned the Property in question (and their successors and assigns) from all claims which may be made by the City or State of New York in respect of utility taxes, interest and penalties in connection with such Property unless such compromise includes a release of such holders from all such claims. At such time as the Priority Utility Tax Claims are disallowed or allowed, the Disbursing Agent shall determine the amount of the Priority Utility Tax Claim Excess, if any. Allowed Priority Tax Claims shall be paid in Cash by the Disbursing Agent from Closing Cash held in the Claims Reserve. After determining such amount, the Disbursing Agent shall distribute such Priority Utility Tax Excess to the REIT.
                  16.8 Distributions After Effective Date. Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be made without interest and shall be deemed to have been made on the Effective Date.

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                                  ARTICLE XVII
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  17.1 General Treatment. On the Effective Date, all executory contracts and unexpired leases to which either Debtor is a party, except for any executory contract or unexpired lease that (a) has been assumed pursuant to Final Order of the Bankruptcy Court prior to the Effective Date, or (b) is specifically listed on the Schedule of Executory Contracts to Be Assumed attached to the Disclosure Statement hereto shall be deemed rejected; provided, however, that (x) 1290 L.L.C. shall neither assume nor reject the 1290 Ground Lease which shall expire of its own terms and the attornment provisions contained in all then unexpired leases and related non-disturbance agreements with 1290 L.L.C. or its predecessors in interest as fee owner of the 1290 Property which are not rejected shall be deemed to be effective, and (y) all unexpired leases with tenants of either Property shall be assumed. For purposes hereof, each executory contract and unexpired lease listed on the Schedule of Executory Contracts to Be Assumed attached to the Disclosure Statement that relates to the use or occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that affect such executory contract or unexpired lease and (b) executory contracts or unexpired leases appurtenant to the premises including easements, licenses, permits, rights, privileges, immunities,

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options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing items described in this clause (b) are (i) executory contracts or unexpired leases, and (ii) are listed on the Schedule of Executory Contracts to Be Assumed to be attached as an Exhibit to the Disclosure Statement.
                  17.2 Amendments to Schedule; Effect of Amendments. On the Effective Date, each of the Debtors shall assume and, as applicable, assign to one of the Property Owning Partnerships each of the executory contracts and unexpired leases listed on the Schedule of Executory Contracts to Be Assumed attached to the Disclosure Statement; provided, however, that, either Debtor may at any time on or before five (5) Business Days prior to the Confirmation Date amend the Schedule of Executory Contracts to Be Assumed attached to the Disclosure Statement to delete therefrom or add thereto any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be rejected or assumed, respectively, as of the Effective Date; and provided, further, that any such amendment shall be subject to Noteholder Consent. The Debtors shall provide notice of any such amendments to the parties to the executory contracts or unexpired leases affected thereby and to parties on the primary service list or master service list, as applicable. The fact that any contract or lease is listed on the

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Schedule of Executory Contracts to Be Assumed attached to the Disclosure
Statement shall not constitute or be construed to constitute an admission by either Debtor that such contract or lease (including related things and rights) is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or that any Debtor or Limited Partner Entity has any liability thereunder.
                  17.3 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease by either Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor, or its properties or its interests in property or agents, successors, partners, members or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Indenture Trustee on or before the date of the Confirmation Hearing.



                                  ARTICLE XVIII
                  CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN
                              AND TO EFFECTIVE DATE

                  18.1 Conditions Precedent to Confirmation of the Plan. Confirmation of the Plan is subject to satisfaction of the following conditions precedent:
                  (a) Form of Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order either substantially in a form to be filed by the Debtors, upon

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Noteholder Consent, with the Bankruptcy Court not later than five (5) days prior to the commencement of the Confirmation Hearing or in such other form that does not materially and adversely affect the benefits to be received by the holders of Senior Claims, as determined by Noteholder Consent. Notwithstanding the preceding sentence, such Confirmation Order shall not modify the rights of the Morgan Loan Lenders in a manner which materially and adversely affects the Morgan Loan Lenders disproportionately (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent with respect thereto has been obtained in the exercise of its sole and absolute discretion.
                  (b) Confirmation Date. The Confirmation Date shall be no later than September 15, 1996.
                  18.2 Conditions Precedent to Effective Date of the Plan. The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:
                  (a) Finality of Confirmation Order. The Confirmation Order shall have become a Final Order.
                  (b) Plan Documents. All Plan Documents shall have been executed and delivered in accordance with the Plan.
                  (c) JMB Collateral. The JMB Collateral shall have been delivered to the REIT.
                  (d) Tenant Notes. The holders of the Tenant Notes shall have endorsed and assigned such notes, pursuant to the

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Tenant Note Assignments, to the applicable Property Owning Partnership free and clear of any interest of third parties and delivered to the applicable Property Owning Partnership an amount of Cash equal to all payments made in respect of the Tenant Notes from and after January 1, 1996; provided, however, that the O&Y Administrative Expense Claim may constitute a setoff against such Cash payment.
                  (e) Bankruptcy Court Approvals. The Bankruptcy Court shall have entered a Final Order or Final Orders reasonably satisfactory to the holders of a majority in principal amount of the Existing Notes (excluding Existing Notes held by O&Y Affiliates), and in the case of item 1 below reasonably satisfactory to the Morgan Loan Agent, on notice to all parties in interest who have filed requests for notice in the chapter 11 cases of the relevant O&Y (U.S.) Entities, the creditors' committee in those cases and the Office of the United States Trustee approving:
                           (1) the Settlement Agreement;
                           (2) the delivery of the Tenant Notes to the applicable Property Owning Partnership;
                           (3) the assignment by Equityco to the REIT or its designee of all of its right, title and interest in and to the 2 Broadway Utility Tax Reserve;
                           (4) the forgiveness by Equityco and Devco of all Waived Payments;
                           (5) the CIBC Settlement;

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                           (6) the assignment by 2 Broadway Associates and 2
         Broadway Land Company of all of their interests, if any, in the Remaining 2 Broadway Assets (as defined in the Indenture) to the REIT;
                           (7) the O&Y Lease Agreement; and
                           (8) the assignment by O&Y MFC of the JMB Notes to the REIT or its designee.
                  (f) Delivery of JMB Notes. O&Y MFC shall have endorsed and/or assigned the JMB Notes and the related security agreements to the REIT or its designee free and clear of liens or interests of third parties, including, without limitation, Citibank, N.A. which shall have delivered the Citibank, N.A. Release, duly executed, to the REIT or its designee.
                  (g) Execution of Documents. All other actions, documents, financing statements and instruments necessary to implement the provisions of the Plan having been, respectively, effected or executed and delivered.
                  (h) Conditions to Closing in Property Contribution Agreements. The conditions to closing set forth in paragraph 2.2 of the Property Contribution Agreements shall have been satisfied.
                  (i) Consummation of Transactions. The parties to the Settlement Agreement shall have notified the Debtors that the transactions contemplated by the Settlement Agreement to be consummated on or before the Effective Date have been consummated.

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                  (j) Consummation of CIBC Settlement. The CIBC Settlement shall have been consummated.
                  (k) Effective Date. The Effective Date shall be not later than September 30, 1996.
                  (l) Cap on General Unsecured Claims. Allowed Class 5 Claims (General Unsecured Claims) shall not exceed an amount equal to the amount of all Allowed General Unsecured Claims relating to or arising from the operation of the Properties in the ordinary course of business, plus One Hundred Thousand Dollars ($100,000).
                  18.3 Waiver of Conditions Precedent.
                  The conditions precedent contained in Sections 18.1 and
18.2 hereof may be waived by Noteholder Consent. Notwithstanding the preceding sentence, in order to be effective, any waiver of a condition precedent contained in Sections 18.2(a), 18.2(e)(l) or 18.2(i) or any other condition precedent contained in either Section 18.1 or 18.2 hereof which would materially and adversely affect the Morgan Loan Lenders in amounts disproportionate (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees must also be waived by the Morgan Loan Agent in the exercise of its sole and absolute discretion. Further, in order to be effective, any waiver of the conditions precedent contained in Sections 18.1 or 18.2(2) (to the extent applicable to the Debtors or any O&Y (U.S.) Entity), (e)(1),(2),(3),(5),(7) and (8),(g) (to the extent applicable to the Debtors or any O&Y (U.S.) Entity), (i) and (j)

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



hereof must also be waived by the Debtors in the exercise of their sole and absolute discretion. Any waiver contemplated by this Section 18.3 may be effected at any time, without leave or order of the Bankruptcy Court and without any formal action.

                                   ARTICLE XIX
                             EFFECT OF CONFIRMATION

                  19.1 Jurisdiction. Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors, their properties and interests in property and their operations. On the Effective Date, the Debtors, their properties and their interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Article XXI hereof.
                  19.2 Vesting and Liens. On the Effective Date, the Property Owning Partnerships or the REIT, as applicable, shall be vested with all of the Plan Assets in accordance with the Plan Documents. On the Effective Date, all Liens against any Plan Asset, except to the extent provided in the Plan Documents, shall be deemed extinguished and discharged.
                  19.3 Equityco Claims. On the Effective Date, any Claim against Equityco or its general partners asserted by any holder of Existing Notes arising out of the Master Cash Flow Agreement, the Existing Notes, the Indenture or instruments entered into in connection therewith shall be deemed withdrawn with prejudice upon the receipt of the Plan Securities (or Cash

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in the event of consummation of the Conventional Financing Alternative) by the Indenture Trustee.
                  19.4 2 Broadway Plan.
                  (a) Notwithstanding the provisions of the 2 Broadway Plan, all Cash to be paid to the "Trustee's Account" pursuant to Sections 9.5 and 9.7 of the 2 Broadway Plan shall be distributed to the REIT at the same time as such Cash would have been paid to the "Trustee's Account" in accordance with the 2 Broadway Plan.
                  (b) The REIT shall have all of the rights of 2 Broadway, L.P. pursuant to Sections 9.6 and 9.7 of the 2 Broadway Plan. In the event that the REIT compromises any objection to any Priority Utility Tax Claim (as defined in the 2 Broadway Plan), the REIT shall be deemed to have indemnified the holders of Equity Interests (as defined in the 2 Broadway Plan) in 2 Broadway L.P. and their successors and assigns from all claims which may be made by the City or State of New York in respect of utility taxes, interest and penalties in connection with the real property located at 2 Broadway, New York, New York unless such compromise includes a release of such holders from such claims.
                  (c) The REIT will assume all of the obligations of 2
Broadway, L.P. and O&Y NY Building Corp. under Section 9.6 of the 2 Broadway Plan and 2 Broadway, L.P. and O&Y NY Building Corp. shall have no further obligations thereunder.
                  19.5 Binding Effect. On the Effective Date, the Plan shall become binding upon parties in interest in accordance with its terms and conditions.

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                                   ARTICLE XX
                   RELEASES, INJUNCTIONS AND WAIVER OF CLAIMS

                  20.1 Release of the O&Y Releasees.
                  (a) General Release. As of the Effective Date, the Debtors are released from all Liabilities from the beginning of time. Notwithstanding the provisions of this Section 20.1 or any release contained in Section 20.2 of the Plan, the Plan does not release the Upper Tier Limited Partnership or any other Entity from any obligations arising under the Plan or the Plan Documents which are expressly stated to survive the Effective Date or which by the nature of their terms are to be performed after the Effective Date.
                  (b) O&Y Releases. Without limiting the release provided in
Section 20.1(a) hereof, as of the Effective Date, the O&Y Releasees are released from all Liabilities in any way relating to either Debtor, either Debtor in Possession, each predecessor in interest of either Debtor, the Reorganization Cases, the Plan, either Property, the Existing Notes, the Indenture or the Offering Memorandum. The release of the O&Y Releasees provided in this Section 20.2(b) includes a release from all Liabilities from the beginning of time relating to:
                  (1) the offer, sale, purchase, resale or ownership of the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Offering Memorandum, any sales brochure, registration statement, preliminary prospectus, prospectus, appraisal, report or

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         inspection, or any disclosure or omission related to any of the foregoing, and any engagement, underwriting, placement agency or other role of, or services rendered by, any Entity in connection with any of the foregoing;
                  (2) the involvement of any of the O&Y Releasees in or with the sale of the Existing Notes (including any previously issued notes which were replaced by Existing Notes);
                  (3) the ownership, management and operation of the Properties by any of the O&Y Releasees;
                  (4) the preparation by any of the O&Y Releasees of financial statements in respect of either Debtor or any predecessor in interest of either Debtor or any entity obligated under the Master Cash Flow Agreement;
                  (5) the actions, payments and obligations required of any of the O&Y Releasees under, among other things, the Indenture, the Cash Management Agreement, the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Master Cash Flow Agreement, the 1290 Ground Lease and all agreements, instruments and documents executed and delivered in connection with any of the foregoing or the 2 Broadway Plan;
                  (6) the use of proceeds by any of the O&Y Releasees from the Existing Notes or revenues of the Property;
                  (7) the obligations under leases, subleases, licenses or other agreement regarding use and occupancy of all or any

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         portion of the Properties whether, as landlord, sublandlord, licensor, tenant, subtenant, licensee or otherwise other than obligations of Devco under the O&Y Lease Amendment, but only to the extent not then performed;
                  (8) the undertaking by the O&Y Releasees to restructure the obligations governed by the Indenture and evidenced by the Existing Notes and to restructure the obligations of the partners/members of the Debtors among themselves, including any actions taken or not taken in respect of formulating, negotiating and implementing the Plan;
                  (9) all obligations or liabilities of the O&Y Releasees relating to Building Corp. being the initial general partner of the Upper Tier Limited Partnership;
                  (10) all claims and causes of action arising out of the Limited Liability Company Agreement for either Debtor or the Partnership Agreements for the Debtors' predecessors in interest or any liabilities as direct or indirect partners or members thereof; and
                  (11) all claims and causes of action held by parties in interest in the Reorganization Cases in their capacity as such arising out of the O&Y Releasees' acts, omissions or status as parties in interest in the chapter 11 cases of O&Y (U.S.) or as a participant in the restructuring of O&Y (U.S.), including, without limitation, claims and causes of action based upon the attempted proposal (alone or with

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         others) of a plan of reorganization for O&Y (U.S.) and all matters raised in pleadings filed with the Bankruptcy Court or exchanged among parties in interest with respect to O&Y (U.S.)'s exclusive right to file a plan of reorganization.
                  20.2 Release of the Plan Releasees. As of the Effective Date, the Plan Releasees shall be released from all Liabilities from the beginning of time in any way relating to (a) either Debtor, either Debtor in Possession, each predecessor in interest of either Debtor, the Reorganization Cases, the Plan or either Property, or (b) the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Indenture or the Offering Memorandum. Without limiting the generality of the foregoing, the release of the Plan Releasees provided herein includes a release from Liabilities from the beginning of time relating to:
                  (a) the undertaking by the Plan Releasees to restructure the obligations governed by the Indenture and evidenced by the Existing Notes (including any previously issued notes which were replaced by Existing Notes), including any actions taken or not taken in respect of formulating, negotiating and implementing the Plan;
                  (b) all actions taken or not taken, at any time, by any Plan Releasee under or in connection with the Existing Notes (including any previously issued notes which were replaced by Existing Notes), the Indenture, the Master Cash

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         Flow Agreement or the Cash Management Agreement or the 2
         Broadway Plan;
                  (c) all claims and causes of action held by parties in interest in the Reorganization Cases in their capacity as such arising out of the Plan Releasees' acts, omissions or status as parties in interest in the chapter 11 cases of O&Y (U.S.) or as a participant in the restructuring of O&Y (U.S.), including, without limitation, claims and causes of action based upon the attempted proposal (alone or with others) of a plan of reorganization for O&Y (U.S.) and all matters raised in pleadings filed with the Bankruptcy Court or exchanged among parties in interest with respect to O&Y (U.S.)'s exclusive right to file a plan of reorganization; and
                  (d) all waivers or releases of debt and withdrawals of claims effected pursuant to the Plan and the Settlement
         Agreement.
                  20.3 Injunction. The Confirmation Order shall be an injunction to permanently enjoin and restrain all Entities from asserting against the O&Y Releasees or the Plan Releasees, or their respective properties or interests in property, any Liabilities that are released by the Plan Releases, or from taking any of the following actions against such Entities in respect of any such Liabilities to the extent so released:
                  (a) the commencement or continuation of any action or proceeding;

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                  (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;
                  (c) creating, perfecting, or enforcing any encumbrance of any kind; and
                  (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from any such Entity.
                  20.4 Avoidance and Recovery Actions. Effective as of the Effective Date, the Debtors waive the right to prosecute and release any avoidance, subordination or recovery actions under sections 510, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other causes of action, or rights to payments of claims, that belong to the Debtors or Debtors in Possession, other than any such actions that may be pending on such date or that the Debtors may have on the Effective Date against the holder of a Tenant Reimbursement Claim (but in such case only with respect to any right of setoff that would exist against the holder of such Tenant Reimbursement Claim). The Upper Tier Limited Partnership shall retain and may prosecute any such actions that may be pending on such date.

                                   ARTICLE XXI
                            RETENTION OF JURISDICTION

                  21.1 Retention of Jurisdiction. The Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises

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its retained jurisdiction, shall have exclusive jurisdiction, of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:
                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;
                  (b) To determine any and all adversary proceedings, applications and contested matters;
                  (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;
                  (d) To hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim, in whole or in part;
                  (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;
                  (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

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                  (g) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;
                  (h) To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses related to implementation and consummation of the Plan;
                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;
                  (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code including, without limitation, the New York Real Property Transfer Gains Tax, Article 31-B of the New York Tax Law; and
                  (k) To enter a final decree closing the Reorganization Cases.
                  21.2 Modification of Plan. Modifications of the Plan may be proposed in writing by the Debtors at any time before confirmation, provided that (x) the Debtors have obtained Noteholder Consent, and (y) this Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and (z) the Debtors have complied with section 1125 of the Bankruptcy Code. The Plan may be modified at any time after confirmation hereof and before substantial consummation hereof, provided that

                                      -94-
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



(x) the Debtors shall have obtained Noteholder Consent and (y) the Plan, as modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms this Plan as modified under section 1129 of the Bankruptcy Code and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified in accordance with the foregoing if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder. Notwithstanding the foregoing, the Plan may not be amended, modified or supplemented if the proposed amendment, modification or supplement would materially and adversely affect the Morgan Loan Lenders in a manner disproportionate (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent shall have been given in the exercise of its sole and absolute discretion.

                                  ARTICLE XXII
                            MISCELLANEOUS PROVISIONS

                  22.1 Payment of Statutory Fees. All fees payable pursuant to section 1930, title 28, United States Code shall be paid on the Effective Date.
                  22.2 Retiree Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the

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Property Owning Partnerships or their successors and assigns shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy
Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code at any time prior to the Confirmation Date for the duration of the period the Debtors have obligated themselves to provide such benefits; provided, however, that nothing herein or elsewhere in this Plan shall be construed as an undertaking on the part of the Property Owning Partnerships, the Limited Partner Entities or the REIT to assume any obligation relating to properties other than the Properties with respect to retiree benefits.
                  22.3 Dissolution of Creditors' Committee. The Creditors' Committee, if any, shall be dissolved on the Effective Date.
                  22.4 Post-Effective Date Fees and Expenses. Except as may otherwise be or have been ordered by the Bankruptcy Court, the Indenture Trustee, the Disbursing Agent and all professionals seeking payment from the Upper Tier Limited Partnership, the REIT or the Property Owning Partnerships for reasonable fees and expenses incurred after the Effective Date in connection with the implementation of the Plan shall transmit a written invoice of such request to the Property Owning Partnerships and the Disbursing Agent. If no written objection to the payment of such fees and expenses is received by the Disbursing Agent within ten (10) days of the transmission of such request, the Disbursing

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Agent shall pay from the Closing Cash held in the Claims Reserve or if Closing
Cash is insufficient the Property Owning Partnership shall pay such fees and expenses. If an objection to the payment of such fees and expenses is received by the Disbursing Agent within such 10-day period, the Disbursing Agent shall pay such fees and expenses only upon order of the Bankruptcy Court or the withdrawal of such objection.
                  22.5 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, however, that the Bankruptcy Court shall not have the power to alter the Plan in a manner which (a) materially and adversely affects the benefits to be received by holders of Existing Notes without Noteholder Consent, or (b) materially and adversely affect the benefits to be received by the Morgan Loan Lenders in a manner disproportionate (in relation to the amount of their respective distributions to be received under the Plan) to its impact on other Distributees, unless the consent of the Morgan Loan Agent has been obtained in the exercise of its sole and absolute discretion. Notwithstanding any such holding, alteration or interpretation,

                                      -97-
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



the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
                  22.6 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
                  22.7 Time of the Essence. Time shall be of the essence with respect to all dates and deadlines set forth herein.
                  22.8 Reasonable Cooperation. On and after the Effective Date, each of the Debtors and their Affiliates shall, at the sole expense of the Property Owning Partnerships, reasonably cooperate with the GP Corps., the Upper Tier GP Corp., the Upper Tier Limited Partnership, the Lower Tier Limited Partnership, the Property Owning Partnerships, the REIT, the Property Manager/Leasing Agent and the Asset Manager (i) to assure the consummation of the Plan, (ii) to assist with objections to claims, (iii) to facilitate the transfer of the Properties to the Property Owning Partnerships without disruption

                                      -98-
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



to any tenants of the Properties, and (iv) to enable the REIT to prepare the Registration Statement provided for in Section 13.10 above, including, without limitation, the preparation of audited financial statements which may be required in connection therewith. Such cooperation shall include delivery to the Property Owning Partnerships of (X) all leases and executory contracts assumed pursuant to Article XVII hereof and (Y) all of the books and records of the Debtors and 2 Broadway Associates, L.P. and their affiliated predecessors in interest in each case, then in such Debtor's or such Affiliate's possession, custody or control.
                  22.9 Notices. All notices, requests, and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtor:

                             237 Park Avenue Associates, L.L.C.
                             1290 Associates, L.L.C.
                             c/o Olympia & York Companies (U.S.A.)
                             237 Park Avenue, 12th Floor
                             New York, New York  10017
                             Attn:  Managing Attorney
                             Telephone:  (212) 850-9600
                             Telecopier:  (212) 850-9872


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



                                       and

                             Weil, Gotshal & Manges LLP
                             767 Fifth Avenue
                             New York, New York  10153
                             Attn:  Brian S. Rosen, Esq.
                             Telephone:  (212) 310-8000
                             Telecopier:  (212) 310-8007

                                       and

                             Fried, Frank, Harris, Shriver & Jacobson
                             One New York Plaza
                             New York, New York 10004
                             Attn: Joshua Mermelstein, Esq.
                                   Joel London, Esq.
                             Telephone: (212) 859-8000
                             Telecopier: (212) 859-4000

                  If to the Indenture Trustee:

                             Bankers Trust Company
                             Four Albany Street, 4th Floor
                             New York, New York 10006
                             Attn:  Stanley Burg
                                    Corporate Market Services
                             Telephone:  250-6526
                             Telecopier:  250-0392

                                       and

                             Kelley, Drye & Warren LLP
                             101 Park Avenue
                             New York, New York 10178
                             Attn: David Retter, Esq.
                                   Susan Carney, Esq.
                             Telephone:  808-7576
                             Telecopier:  808-7897

                  If to the Limited Partner Entities, the Property Owning Partnerships or the REIT:

                             Battle Fowler LLP
                             75 East 55th Street
                             New York, New York 10022
                             Attn: Douglas L. Furth, Esq.
                                   Kenneth J. Friedman, Esq.
                             Telephone: (212) 856-7000
                             Telecopier: (212) 856-7807 and
                                         (212) 856-7802


                                      -100-
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



                                       and

                             Victor Capital Group
                             885 Third Avenue, Suite 1240
                             New York, New York 10022
                             Attn:  John Klopp
                                    Jeremy FitzGerald
                             Telephone: (212) 593-5400
                             Telecopier: (212) 593-0316

                  All notices, requests, and demands to be provided to any Creditors' Committee that may be appointed in the Reorganization Cases shall be made to the attorneys of record for such Creditors' Committee).
                  22.10 Action By Indenture Trustee. Whenever the provisions of the Plan grants the Indenture Trustee the discretion to take any action or give any consent or direction, the Trustee shall act in accordance with Noteholder Consent and, in the absence of such instruction, may act in accordance with its own discretion; provided, however, that, in the event and to the extent that this Section 22.10 conflicts with the provisions of Section 7.9 of the Indenture, the provisions of Section 7.9 of the Indenture shall govern; and provided, further, that wherever the Plan expressly requires the Trustee to act reasonably, the Trustee shall so act notwithstanding any contrary direction from any Noteholders.
                  22.11 O&Y Administrative Expense Claim. On the Effective Date, the O&Y Administrative Expense Claim shall be deemed Allowed and paid in full or pursuant to the terms of Sections 13.1(l) and 18.2(d) hereof.

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                  22.12 VCG Fees. On the Effective Date, the REIT shall
distribute to VCG Five Hundred Thousand Dollars ($500,000), in Cash and Forty Thousand (40,000) shares of REIT stock. If the Conventional Financing Alternative is consummated, VCG shall also receive the Cash fee referenced in
Section 13.2 hereof. In the event that (i) a Conventional Financing Alternative is not consummated and (ii) the New Notes are refinanced on or before eighteen
(18) months after the Effective Date, the REIT shall pay VCG a fee of One Million Dollars ($1,000,000); provided, however, that, if the New Notes are partially redeemed during such period in an amount less than Three Hundred Twenty Five Million Dollars ($325,000,000) as part of the refinancing of one Property, the REIT shall pay VCG an amount to be agreed upon between the REIT and VCG. VCG will receive fees in accordance with the Asset Management Agreement.


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                  22.13 Confirmation Request. The Debtors reserve the right to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan.

Dated:  August 9, 1996
        New York, New York

                                  Respectfully submitted,

                                  237 Park Avenue Associates, L.L.C.

                                  By:  O&Y NY Building Corp., its
                                       Authorized Member


                                       By: /s/ John A. Moore
                                             Name:  John A. Moore
                                             Title: Authorized
                                                    Representative



                                  1290 ASSOCIATES, L.L.C.

                                  By:  O&Y NY Building Corp., its
                                       Authorized Member


                                       By: /s/ John A. Moore
                                            Name:  John A. Moore
                                            Title: Authorized
                                                   Representative


WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  in Possession
767 Fifth Avenue
New York, New York
(212) 310-8000
Brian S. Rosen, Esq. (BR 0571)

WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
  in Possession
767 Fifth Avenue
New York, New York
(212) 310-8000
Brian S. Rosen, Esq. (BR 0571)


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - -X

         In re                     :
                                            Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C. :
and 1290 ASSOCIATES, L.L.C.,
                                   :        96 B 42177 (JLG)
                  Debtors.                  96 B 42178 (JLG)
                                   :        (Jointly Administered)
- - - - - - - - - -- - - - - - - - X








                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
                      OF 237 PARK AVENUE ASSOCIATES, L.L.C.
                           AND 1290 ASSOCIATES, L.L.C.



334901.29

                                TABLE OF CONTENTS


                                                                          Page

ARTICLE I        DEFINITIONS...............................................  2

ARTICLE II       PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                    EXPENSE CLAIMS AND PRIORITY TAX CLAIMS................. 37
         2.1     Expenses of Administration................................ 37
         2.2     Priority Tax Claims....................................... 37
         2.3     Professional Fees......................................... 37

ARTICLE III      CLASSIFICATION OF CLAIMS AND EQUITY
                    INTERESTS.............................................. 38
         3.1     Classification............................................ 38
         3.2     Voting.................................................... 39

ARTICLE IV       PROVISIONS FOR TREATMENT OF PRIORITY NON-TAX
                    CLAIMS................................................. 40
         4.1     Classification............................................ 40
         4.2     Treatment................................................. 40

ARTICLE V        PROVISIONS FOR TREATMENT OF SENIOR CLAIMS................. 40
         5.1     Classification............................................ 40
         5.2     Allowance................................................. 40
         5.3     Treatment................................................. 41

ARTICLE VI       PROVISIONS FOR TREATMENT OF OTHER SECURED
                    CLAIMS................................................. 41
         6.1     Classification............................................ 41
         6.2     Treatment................................................. 41

ARTICLE VII      PROVISIONS FOR TREATMENT OF INSURED CLAIMS
                    AND TENANT REIMBURSEMENT CLAIMS........................ 42
         7.1     Classification............................................ 42
         7.2     Treatment................................................. 42

ARTICLE VIII     PROVISIONS FOR TREATMENT OF GENERAL UNSECURED
                    CLAIMS................................................. 43
         8.1     Classification............................................ 43
         8.2     Treatment................................................. 43

ARTICLE IX       PROVISIONS FOR TREATMENT OF AFFILIATE
                    UNSECURED CLAIMS....................................... 43
         9.1     Classification............................................ 43
         9.2     Treatment................................................. 43

ARTICLE X        PROVISIONS FOR TREATMENT OF EQUITY INTERESTS.............. 44
         10.1    Classification............................................ 44
         10.2    Treatment................................................. 44


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                                                                          Page

ARTICLE XI       DISTRIBUTIONS TO CONSUMMATE SETTLEMENT
                    AGREEMENT.............................................. 44

ARTICLE XII      OPTIONAL DISTRIBUTIONS.................................... 45
         12.1    General Provisions Regarding Distributions to
                    Distributees........................................... 45
         12.2    Election Procedure........................................ 46
         12.3    Standard Election......................................... 46
         12.4    Non-Standard Election..................................... 47
         12.5    Subscription Rights....................................... 49
         12.6    Fractional Shares......................................... 52

ARTICLE XIII     IMPLEMENTATION OF THE PLAN................................ 53
         13.1    Delivery of Plan Documents................................ 53
         13.2    Cash Distribution in Lieu of New Notes.................... 60
         13.3    Certain Other Agreements.................................. 64
         13.4    Issuance of Securities.................................... 64
         13.5    Distributions to Indenture Trustee and
                    Security Holders....................................... 65
         13.6    Surrender of Securities................................... 65
         13.7    Withholding of Taxes...................................... 67
         13.8    Boards of Directors of REIT, GP Corps. and
                    Upper Tier GP Corp..................................... 67
         13.9    Qualification as REIT..................................... 67
         13.10   Registration Statement.................................... 67

ARTICLE XIV      PROVISIONS GOVERNING DISTRIBUTIONS........................ 68
         14.1    Date of Distributions..................................... 68
         14.2    Disbursing Agent.......................................... 68
         14.3    Source of Distributions................................... 69
         14.4    Delivery of Distributions................................. 69
         14.5    Time Bar to Cash Payments................................. 70
         14.6    Manner of Payment Under the Plan.......................... 70

ARTICLE XV       RIGHTS AND POWERS OF DISBURSING AGENT..................... 71
         15.1    Exculpation............................................... 71
         15.2    Powers of the Disbursing Agent............................ 71

ARTICLE XVI      PROCEDURE FOR RESOLVING AND TREATING DISPUTED
                    CLAIMS UNDER THE PLAN.................................. 72
         16.1    Prosecution of Objections................................. 72
         16.2    No Distributions Pending Allowance........................ 73
         16.3    Claims Reserve............................................ 73
         16.4    Distributions After Allowance............................. 74
         16.5    Remaining Funds........................................... 74
         16.6    Allowance and Objection to Allowance of
                    Tenant Reimbursement Claims............................ 74
         16.7    Allowance and Objection to Allowance of
                    Priority Utility Tax Claims............................ 76
         16.8    Distributions After Effective Date........................ 77


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                                                                          Page
ARTICLE XVII     EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................. 78
         17.1    General Treatment......................................... 78
         17.2    Amendments to Schedule; Effect of Amendments.............. 79
         17.3    Bar to Rejection Damages.................................. 80

ARTICLE XVIII    CONDITIONS PRECEDENT TO CONFIRMATION OF PLAN
                    AND TO EFFECTIVE DATE  ................................ 80
         18.1    Conditions Precedent to Confirmation of the
                    Plan................................................... 80
         18.2    Conditions Precedent to Effective Date of the
                    Plan................................................... 81
         18.3    Waiver of Conditions Precedent............................ 84

ARTICLE XIX      EFFECT OF CONFIRMATION.................................... 85
         19.1    Jurisdiction.............................................. 85
         19.2    Vesting and Liens......................................... 85
         19.3    Equityco Claims........................................... 85
         19.4    2 Broadway Plan........................................... 86
         19.5    Binding Effect............................................ 86

ARTICLE XX       RELEASES, INJUNCTIONS AND WAIVER OF CLAIMS................ 87
         20.1    Release of the O&Y Releasees.............................. 87
         20.2    Release of the Plan Releasees............................. 90
         20.3    Injunction................................................ 91
         20.4    Avoidance and Recovery Actions............................ 92

ARTICLE XXI      RETENTION OF JURISDICTION................................. 92
         21.1    Retention of Jurisdiction................................. 92
         21.2    Modification of Plan...................................... 94

ARTICLE XXII     MISCELLANEOUS PROVISIONS.................................. 95
         22.1    Payment of Statutory Fees................................. 95
         22.2    Retiree Benefits.......................................... 95
         22.3    Dissolution of Creditors' Committee....................... 96
         22.4    Post-Effective Date Fees and Expenses..................... 96
         22.5    Severability of Plan Provisions........................... 97
         22.6    Governing Law............................................. 98
         22.7    Time of the Essence....................................... 98
         22.8    Reasonable Cooperation.................................... 98
         22.9    Notices................................................... 99
         22.10   Action By Indenture Trustee...............................101
         22.11   O&Y Administrative Expense Claim..........................101
         22.12   VCG Fees..................................................101
         22.13   Confirmation Request......................................103



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